EXECUTION COPY
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                THE MONEY STORE BUSINESS LOAN BACKED TRUST 1999-1
                               SERIES 1999-1 NOTES


                        --------------------------------



                                    INDENTURE


                            Dated as of May 31, 1999


                        --------------------------------



                                 HSBC Bank USA,
                                   as Trustee




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                             CROSS REFERENCE TABLE1

  TIA                                                           Indenture
Section                                                          Section

310   (a) (1)    ................................................   6.11
      (a) (2)    ................................................   6.11
      (a) (3)    ................................................   6.10
      (a) (4)    ................................................   N.A.2
      (a) (5)    ................................................   6.11
      (b)        ................................................   6.8; 6.11
      (c)        ................................................   N.A.
311   (a)        ................................................   6.12
      (b)        ................................................   6.12
      (c)        ................................................   N.A.
312   (a)        ................................................   7.1
      (b)        ................................................   7.2
      (c)        ................................................   7.2
      (d)        ................................................   7.4
313   (a)        ................................................   7.4
      (b) (1)    ................................................   7.4
      (b) (2)    ................................................   11.5
      (c)        ................................................   7.4
      (d)        ................................................   7.3
314   (a)        ................................................   3.9; 11.15
      (b)        ................................................   11.1
      (c) (1)    ................................................   11.1
      (c) (2)    ................................................   11.1
      (c) (3)    ................................................   11.1
      (d)        ................................................   11.1
      (e)        ................................................   11.1
      (f)        ................................................   11.1
315   (a)        ................................................   6.1
      (b)        ................................................   6.5; 11.5
      (c)        ................................................   6.1
      (d)        ................................................   6.1
      (e)        ................................................   5.13
316   (a) (last sentence)........................................   2.7
      (a) (1) (A)................................................   5.11
      (a) (1) (B)................................................   5.12
      (a) (2)    ................................................   N.A.
      (b)        ................................................   5.7
      (c)        ................................................   N.A
317   (a) (1)    ................................................   5.3
      (a) (2)    ................................................   5.32
      (b)        ................................................   3.3
318   (a)        ................................................   11.7


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1 Note: This Cross Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

2   N.A. means Not Applicable.

                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I
                   Definitions and Incorporation by Reference

SECTION 1.1  Definitions.....................................................2
SECTION 1.2  Incorporation by Reference of Trust Indenture Act..............11
SECTION 1.3  Rules of Construction..........................................12

                                   ARTICLE II
                                    The Notes

SECTION 2.1  Form     ......................................................12
SECTION 2.2  Execution, Authentication and Delivery.........................13
SECTION 2.3  Temporary Notes................................................13
SECTION 2.4  Registration; Registration of Transfer and Exchange............14
SECTION 2.5  Mutilated, Destroyed, Lost or Stolen Notes.....................15
SECTION 2.6  Persons Deemed Owner...........................................16
SECTION 2.7  Payment of Principal and Interest; Defaulted Interest......... 16
SECTION 2.8  Cancellation...................................................18
SECTION 2.9  Release of Collateral..........................................18
SECTION 2.10  Book-Entry Notes..............................................18
SECTION 2.11  Notices to Clearing Agency....................................19
SECTION 2.12  Definitive Notes..............................................19

                                   ARTICLE III
                                    Covenants

SECTION 3.1  Payment of Principal and Interest..............................19
SECTION 3.2  Maintenance of Office or Agency................................20
SECTION 3.3  Money for Payments To Be Held in Trust.........................20
SECTION 3.4  Existence......................................................22
SECTION 3.5  Protection of Trust Estate.....................................22
SECTION 3.6  Opinions as to Trust Estate....................................22
SECTION 3.7  Performance of Obligations; Servicing of the Loans.............23
SECTION 3.8  Negative Covenants.............................................24
SECTION 3.9  Annual Statement as to Compliance..............................25
SECTION 3.10  Issuer May Consolidate, Etc. Only on Certain Terms............25
SECTION 3.11  Successor or Transferee.......................................27
SECTION 3.12  No Other Business.............................................27
SECTION 3.13  No Borrowing..................................................27
SECTION 3.14  Servicer's Obligations........................................27
SECTION 3.15  Guarantees, Loans, Advances and Other Liabilities.............27
SECTION 3.16  Capital Expenditures..........................................27
SECTION 3.17  Compliance with Laws..........................................27
SECTION 3.18  Restricted Payments...........................................28
SECTION 3.19  Notice of Events of Default...................................28
SECTION 3.20  Further Instruments and Acts..................................28
SECTION 3.21  Income Tax Characterization...................................28

                                  ARTICLE IIIA
                         Representations and Warranties

SECTION 3.1A  Representations and Warranties of Issuer......................28

                                   ARTICLE IV
                           Satisfaction and Discharge

SECTION 4.1  Satisfaction and Discharge of Indenture........................30
SECTION 4.2  Application of Trust Money.....................................31
SECTION 4.3  Repayment of Moneys Held by Paying Agent.......................31
SECTION 4.4  Notice   ......................................................31

                                    ARTICLE V
                                    Remedies

SECTION 5.1  Events of Default..............................................31
SECTION 5.2  Acceleration of Maturity; Rescission and Annulment.............33
SECTION 5.3  Collection of Indebtedness and Suits for Enforcement
               by Trustee...................................................34
SECTION 5.4  Remedies; Priorities...........................................36
SECTION 5.5  Optional Preservation of the Loans.............................39
SECTION 5.6  Limitation of Suits............................................39
SECTION 5.7  Unconditional Rights of Noteholders To Receive Principal
               and Interest.................................................40
SECTION 5.8  Restoration of Rights and Remedies.............................40
SECTION 5.9  Rights and Remedies Cumulative.................................41
SECTION 5.10  Delay or Omission Not a Waiver................................41
SECTION 5.11  Control by Noteholders........................................41
SECTION 5.12  Waiver of Past Defaults.......................................41
SECTION 5.13  Undertaking for Costs.........................................42
SECTION 5.14  Waiver of Stay or Extension Laws..............................42
SECTION 5.15  Action on Notes...............................................42
SECTION 5.16  Performance and Enforcement of Certain Obligations............42

                                   ARTICLE VI
                                   The Trustee

SECTION 6.1  Duties of Trustee..............................................43
SECTION 6.2  Rights of Trustee..............................................45
SECTION 6.3  Individual Rights of Trustee...................................46
SECTION 6.4  Trustee's Disclaimer...........................................46
SECTION 6.5  Notice of Defaults.............................................46
SECTION 6.6  Reports by Trustee to Holders..................................46
SECTION 6.7  Compensation and Indemnity.....................................46
SECTION 6.8  Replacement of Trustee.........................................47
SECTION 6.9  Successor Trustee by Merger....................................48
SECTION 6.10  Appointment of Co-Trustee or Separate Trustee.................49
SECTION 6.11  Eligibility; Disqualification.................................50
SECTION 6.12  Preferential Collection of Claims Against Issuer..............50
SECTION 6.13 Appointment of Custodians......................................50
SECTION 6.14 Executing Basic Documents......................................48

                                   ARTICLE VII
                         Noteholders' Lists and Reports

SECTION 7.1  Issuer To Furnish Trustee Names and Addresses of Noteholders...51
SECTION 7.2  Preservation of Information; Communications to Noteholders.....51
SECTION 7.3  Reports by Issuer..............................................51
SECTION 7.4  Reports by Trustee.............................................52

                                  ARTICLE VIII
                      Accounts, Disbursements and Releases

SECTION 8.1  Collection of Money............................................52
SECTION 8.2  Trust Accounts.................................................52
SECTION 8.3  General Provisions Regarding Accounts..........................53
SECTION 8.4  Release of Trust Estate........................................53
SECTION 8.5  Opinion of Counsel.............................................54

                                   ARTICLE IX
                             Supplemental Indentures

SECTION 9.1  Supplemental Indentures without Consent of Noteholders.........54
SECTION 9.2  Supplemental Indentures with Consent of Noteholders............55
SECTION 9.3  Execution of Supplemental Indentures...........................57
SECTION 9.4  Effect of Supplemental Indenture...............................57
SECTION 9.5  Conformity with Trust Indenture Act............................57
SECTION 9.6  Reference in Notes to Supplemental Indentures..................58

                                    ARTICLE X
                               Redemption of Notes

SECTION 10.1  Redemption....................................................58
SECTION 10.2  Form of Redemption Notice.....................................58
SECTION 10.3  Notes Payable on Redemption Date..............................59

                                   ARTICLE XI
                                  Miscellaneous

SECTION 11.1  Compliance Certificates and Opinions, etc.....................59
SECTION 11.2  Form of Documents Delivered to Trustee........................61
SECTION 11.3  Acts of Noteholders...........................................62
SECTION 11.4  Notices, etc., to Trustee, Issuer and Rating Agencies.........62
SECTION 11.5  Notices to Noteholders; Waiver................................63
SECTION 11.6  Alternate Payment and Notice Provisions.......................63
SECTION 11.7  Conflict with Trust Indenture Act.............................63
SECTION 11.8  Effect of Headings and Table of Contents......................64
SECTION 11.9  Successors and Assigns........................................64
SECTION 11.10  Separability.................................................64
SECTION 11.11  Benefits of Indenture........................................64
SECTION 11.12  Legal Holidays...............................................64
SECTION 11.13  Governing Law................................................64
SECTION 11.14  Counterparts.................................................64
SECTION 11.15  Recording of Indenture.......................................64
SECTION 11.16  Trust Obligation.............................................65
SECTION 11.17  No Petition..................................................65
SECTION 11.18  Inspection...................................................65
SECTION 11.19  Usury  ......................................................65

Testimonium, Signatures and Seals

Schedule I          Auction Procedures
Exhibit A           Schedule of Loans

Exhibit B           Form of Note
Exhibit C           Form of Custodial Agreement

          INDENTURE dated as of May 31, 1999, between THE MONEY STORE BUSINESS LOAN BACKED TRUST 1999-1, a Delaware business trust (the "Issuer"), and HSBC Bank USA, a New York banking corporation and trust company, as trustee and not in its individual capacity (the "Trustee" or "Indenture Trustee").

          Each party agrees as follows for the benefit of the other party and for the Holders of Class AS-1 Adjustable Rate Business Loan Backed Notes (the "Class AS-1 Notes"), Class AS-2 Adjustable Rate Business Loan Backed Notes (the "Class AS-2 Notes"), Class AS-3 Auction Rate Business Loan Backed Notes (the "Class AS-3 Notes" and collectively with the Class AS-1 and Class AS-2 Notes, the "Class AS Notes"), Class MS-1 Adjustable Rate Business Loan Backed Notes (the "Class MS-1 Notes"), Class MS 2 Adjustable Rate Business Loan Backed Notes (the "Class MS-2 Notes" and collectively with the Class MS-1 Notes, the "Class MS Notes"), Class BS Adjustable Rate Business Loan Backed Notes (the "Class BS Notes" and collectively with the Class AS Notes and the Class MS Notes, the "Pool I Notes"), Class AN Adjustable Rate Business Loan Backed Notes (the "Class AN Notes"), and Class MN Adjustable Rate Business Loan Backed Notes (the "Class MN Notes"), Class BN Adjustable Rate Business Loan Backed Notes (the "Class BN Notes" and collectively with the Class AN Notes and the Class MN Notes, the "Pool II Notes," and the Pool I Notes together with the Pool II are referred to as the "Notes"):

                                 GRANTING CLAUSE

          The Issuer hereby Grants to the Trustee with respect to all Loans for the benefit of the Holders of the Notes, a security interest in and to all of the Issuer's right, title and interest in and to: (a) each Loan identified in the Loan Schedules delivered by the Issuer on the Closing Date; (b) the principal collected and interest accrued on each such Loan after the Cut-Off Date; (c) the principal and interest received on such Loan on or prior to the Cut-Off Date that is due after the Cut Off Date; (d) all prepayments, proceeds of foreclosure proceedings, insurance proceeds, investment income respecting the foregoing; (e) any Collateral which becomes property of the Trust; (f) the Issuer's rights and benefits, but none of its obligations or burdens, under the Sale and Servicing Agreement and the Letters of Credit; (g) all items contained in each Indenture Trustee's Loan File; (h) all funds on deposit in any account maintained by the Owner Trustee or the Servicer on behalf of the Issuer; and (i) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the "Collateral").

          The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture; provided, however, that the Class MS Notes are subordinated to all amounts owing on the Class AS Notes and the Class BS Notes are subordinated to all amounts owing on the Class AS Notes and on the Class MS Notes as described herein or any other Basic Document; and provided, further, that the Class MN Notes are subordinated to all amounts owing on the Class AN Notes and the Class BN Notes are subordinated to all amounts owing on the Class AN Notes and on the Class MN Notes as described herein or any other Basic Document.

          The Trustee, as Trustee on behalf of the Holders of the Notes, acknowledges such Grant, accepts the trusts under this Indenture in accordance with the provisions of this Indenture and agrees to perform its duties required in this Indenture according to customary industry practice to the end that the interests of the Holders of the Notes may be adequately and effectively protected.

                                    ARTICLE I

                  DEFINITIONS AND INCORPORATION BY REFERENCE

          SECTION 1.1 DEFINITIONS. Except as otherwise specified herein, the following terms have the respective meanings set forth below for all purposes of this Indenture:

          "ACT" has the meaning specified in Section 11.3(a).

          "AFFILIATE" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "AUCTION PROCEDURES" means the procedures set forth in Schedule I to this Indenture by which the Auction Rate is determined for the Class AS-3 Notes.

          "AUCTION RATE" means the rate of interest per annum that results from implementation of the Auction Procedures.

          "AUCTION RATE NOTES" The Class AS-3 Notes.

          "AUTHORIZED OFFICER" means, with respect to the Issuer and the Servicer, any officer or agent acting under a power of attorney of the Owner Trustee or the Servicer, as applicable, who is authorized to act for the Owner Trustee or the Servicer, as applicable, in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by each of the Owner Trustee and the Servicer to the Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

          "BASIC DOCUMENTS" means the Certificate of Trust, the Trust Agreement, the Sale and Servicing Agreement, this Indenture, the Note Depository Agreements, the Letters of Credit and other documents and certificates delivered in connection therewith.

          "BOOK ENTRY NOTES" means a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.10.

          "BUSINESS DAY" means any day other than (i) a Saturday or a Sunday or
(ii) a day on which banking institutions in the States of California, New York, North Carolina or Delaware are required or authorized by law to be closed.

          "CERTIFICATE OF TRUST" means the certificate of trust of the Issuer substantially in the form of Exhibit B to the Trust Agreement.

          "CLASS" or "CLASSES" means any one or more of the Class AS-1, AS-2, AS-3, MS-1, MS-2, BS, AN, MN or BN Notes.

          "CLASS AN NOTES" means the Class AN Adjustable Rate Business Loan Backed Notes, substantially in the form of Exhibit B.

          "CLASS AN NOTES REMITTANCE RATE" shall have the meaning set forth in the Sale and Servicing Agreement.

          "CLASS AS NOTES" means the collective reference to the Class AS-1, Class AS-2 and Class AS-3 Notes.

          "CLASS AS-1 NOTES" means the Class AS-1 Adjustable Rate Business Loan Backed Notes, substantially in the form of Exhibit B.

          "CLASS AS-1 NOTES REMITTANCE RATE" shall have the meaning set forth in the Sale and Servicing Agreement.

          "CLASS AS-2 NOTES" means the Class AS-2 Adjustable Rate Business Loan Backed Notes, substantially in the form of Exhibit B.

          "CLASS AS-2 NOTES REMITTANCE RATE" shall have the meaning set forth in the Sale and Servicing Agreement.

          "CLASS AS-3 NOTES" means the Class AS-3 Auction Rate Business Loan Backed Notes, substantially in the form of Exhibit B.

          "CLASS AS-3 NOTES REMITTANCE RATE" shall have the meaning set forth in the Sale and Servicing Agreement. The Class As-3 Notes Remittance Rate shall be determined in accordance with the Auction Procedures attached hereto as Schedule I.

          "CLASS BN NOTES" means the Class BN Adjustable Rate Business Loan Backed Notes, substantially in the form of Exhibit B.

          "CLASS BN NOTES REMITTANCE RATE" shall have the meaning set forth in the Sale and Servicing Agreement.

          "CLASS BS NOTES" means the Class BS Adjustable Rate Business Loan Backed Notes, substantially in the form of Exhibit B.

          "CLASS BS NOTES REMITTANCE RATE" shall have the meaning set forth in the Sale and Servicing Agreement.

          "CLASS MN NOTES" means the Class MN Adjustable Rate Business Loan Backed Notes, substantially in the form of Exhibit B.

          "CLASS MN NOTES REMITTANCE RATE" shall have the meaning set forth in the Sale and Servicing Agreement.

          "CLASS MS NOTES" means the collective reference to the Class MS-1 and Class MS-2 Notes.

          "CLASS MS-1 NOTES" means the Class MS-1 Adjustable Rate Business Loan Backed Notes, substantially in the form of Exhibit B.

          "CLASS MS-1 NOTES REMITTANCE RATE" shall have the meaning set forth in the Sale and Servicing Agreement.

          "CLASS MS-2 NOTES" means the Class MS-2 Adjustable Rate Business Loan Backed Notes, substantially in the form of Exhibit B.

          "CLASS MS-2 NOTES REMITTANCE RATE" shall have the meaning set forth in the Sale and Servicing Agreement.

          "CLEARING AGENCY" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

          "CLEARING AGENCY PARTICIPANT" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency. "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

          "COLLATERAL" has the meaning specified in the Granting Clause of this Indenture.

          "CORPORATE TRUST OFFICE" means the principal office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of the execution of this Indenture is located at 140 Broadway, 12th Floor, New York, New York, Attention: Corporate Trust Department (Telephone: (212) 658-2079; Facsimile: (212) 658-6425) or at such other address as the Trustee may designate from time to time by notice to the Noteholders, the Servicer and the Issuer, or the principal corporate trust office of any successor Trustee (the address of which the successor Trustee will notify the Noteholders and the Issuer).

          "CUSTODIAN" means First Union National Bank, or any successor thereto, as custodian under the Sale and Servicing Agreement.

          "DEFAULT" means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

          "DEFINITIVE NOTES" has the meaning specified in Section 2.10.

          "EVENT OF DEFAULT" has the meaning specified in Section 5.1.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "EXECUTIVE OFFICER" means, with respect to any corporation, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Secretary or the Treasurer of such corporation; and with respect to any partnership, any general partner thereof.

          "GRANT" means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to this Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

          "HOLDER" or "NOTEHOLDER" means the Person in whose name a Note is registered on the Note Register.

          "INDENTURE" means this Indenture as amended and supplemented from time to time.

          "INDENTURE TRUSTEE" means the Trustee.

          "INDEPENDENT" means, when used with respect to any specified Person, that the person (a) is in fact independent of the Issuer, any other obligor upon the Notes, the Representative and any Affiliate of any of the foregoing persons,
(b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Representative or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Representative or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

          "INDEPENDENT CERTIFICATE" means a certificate or opinion to be delivered to the Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Indenture and that the signer is Independent within the meaning thereof.

          "INTEREST RATE SERVICES AGREEMENT" means that certain Interest Rate Services Agreement dated as of June 29, 1999 between the Indenture Trustee and the Remarketing Agent, as amended or supplemented.

          "ISSUER" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the Notes.

          "ISSUER ORDER" and "ISSUER REQUEST" means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Trustee.

          "ISSUER SECURED PARTY" means of the Trustee in respect of the Trustee Issuer Secured Obligations.

          "LOAN SCHEDULE" means the listing of the Loans set forth in Exhibit A (which Exhibit may be in the form of microfiche).

          "NOTE" or "NOTES" means the reference to any or all of The Money Store Business Loan Backed Notes, Series 1999-1, issued by the Issuer pursuant to this Indenture.

          "NOTE DEPOSITORY AGREEMENT" means the agreement among the Issuer, the Trustee, the Servicer and The Depository Trust Company, as the initial Clearing Agency, dated one Business Day prior to Closing Date.

          "NOTE OWNER" means, with respect to a Book-Entry Note, the person who is the owner of such Book-Entry Note, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

          "NOTE REGISTER" and "NOTE REGISTRAR" have the respective meanings specified in Section 2.4.

          "OFFICER'S CERTIFICATE" means a certificate signed by any Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 and TIA ss. 314, and delivered to the Trustee. Unless otherwise specified, any reference in this Indenture to an Officer's Certificate shall be to an Officer's Certificate of any Authorized Officer of the Issuer.

          "OPINION OF COUNSEL" means one or more written opinions of counsel who may, except as otherwise expressly provided in this Indenture, be employees of or counsel to the Issuer and who shall be satisfactory to the Trustee, and which opinion or opinions shall be addressed to the Trustee as Trustee, shall comply with any applicable requirements of Section 11.1, and shall be in form and substance satisfactory to the Trustee.

          "ORIGINATORS" shall have the meaning ascribed to such term in the Sale and Servicing Agreement.

          "OUTSTANDING" means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture except:

               (i) Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation;

               (ii) Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Notes (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor, satisfactory to the Trustee); and

               (iii) Notes in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Trustee is presented that any such Notes are held by a bona fide purchaser; PROVIDED, however, that in determining whether the Holders of the requisite Outstanding Amount of the Notes have given any request, demand, authorization, direction, notice consent or waiver hereunder or under any Basic Document, Notes owned by the Issuer, any other obligor upon the Notes, the Representative or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Trustee either actually knows to be so owned or has received written notice thereof shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Representative or any Affiliate of any of the foregoing Persons.

          "OUTSTANDING AMOUNT" means the aggregate principal amount of all Notes or Class of Notes, as applicable, Outstanding at the date of determination.

          "OWNER TRUSTEE" shall have the meaning given to such term in the Trust Agreement.

          "PAYING AGENT" means the Trustee or any other Person that meets the eligibility standards for the Trustee specified in Section 6.11 and is authorized by the Issuer to make the payments to and distributions from the Principal and Interest Account and the Pool I Note Distribution Account and Pool II Note Distribution Account, including payment of principal of or interest on the Notes on behalf of the Issuer.

          "PAYMENT DATE" means a Remittance Date.

          "POOL I NOTES" means the collective reference to the Class AS Notes, the Class MS Notes and the Class BS Notes.

          "POOL II NOTES" means the collective reference to the Class AN Notes, the Class MN Notes and the Class BN Notes.

          "PREDECESSOR NOTE" means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.5 in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

          "PROCEEDING" means any suit in equity, action at law or other judicial or administrative proceeding.

          "RECORD DATE" means, with respect to a Remittance Date or Redemption Date, the close of business on the last day of the month immediately preceding the month of the related Remittance Date or Redemption Date.

          "REDEMPTION DATE" means (a) in the case of a redemption of the Notes pursuant to Section 10.1(a) or a payment to Noteholders pursuant to Section 10.1(b), the Remittance Date specified by the Servicer or the Issuer pursuant to
Section 10.1(a) or (b) as applicable.

          "REDEMPTION PRICE" means (a) in the case of a redemption of the Notes pursuant to Section 10.1(a), an amount equal to the unpaid principal amount of the then Outstanding Notes plus accrued and unpaid interest thereon to but excluding the Redemption Date, or (b) in the case of a payment made to Noteholders pursuant to Section 10.1(b), the amount on deposit in the applicable Note Distribution Account, but not in excess of the amount specified in clause
(a) above.

          "REMARKETING AGENT" means First Union Capital Markets Corp., and its successors and assigns under the Interest Rate Services Agreement.

          "REMITTANCE RATE" means with respect to (i) the Class AS-1 Notes, the Class AS-1 Notes Remittance Rate, (ii) the Class AS-2 Notes, the Class AS-2 Notes Remittance Rate, (iii) the Class AS-3 Notes, the Class AS-3 Notes Remittance Rate, (iv) the Class MS-1 Notes, the Class MS-1 Notes Remittance Rate, (v) the Class MS-2 Notes, the Class MS-2 Notes Remittance Rate, (vi) the Class BS Notes, the Class BS Notes Remittance Rate, (vii) the Class AN Notes, the Class AN Notes Remittance Rate, (viii) the Class MN Notes, the Class MN Notes Remittance Rate, and (ix) the Class BN Notes, the Class BN Notes Remittance Rate.

          "REPRESENTATIVE" means The Money Store Inc., a New Jersey corporation, as Representative of the Seller under the Sale and Servicing Agreement and the Trust Agreement, and its successors and assigns as Representative thereunder.

          "RESPONSIBLE OFFICER" means, with respect to the Trustee, any officer
(a) assigned to the Corporate Trust Department of the Trustee, including any Vice President, Assistant Vice President, any Assistant Secretary, any trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject and (b) who shall have direct responsibility for the administration of this Indenture.

          "SALE AND SERVICING AGREEMENT" means the Sale and Servicing Agreement dated as of May 31, 1999, among the Issuer, the Representative and Servicer, and the Originators named therein, as the same may be amended or supplemented from time to time.

          "SELLER" means The Money Store Commercial Mortgage Inc., and its successors and assigns.

          "SERVICER" means The Money Store Commercial Mortgage Inc., and its successors and assigns.

          "SPECIAL INTERESTS" shall have the meaning given to such term in the Trust Agreement.

          "STATE" means any one of the 50 states of the United States of America or the District of Columbia.

          "SUCCESSOR SERVICER" has the meaning specified in Section 3.7(e).

          "TERMINATION DATE" means the date on which the Trustee shall have received payment and performance of all Trustee Issuer Secured Obligations.

          "TRUST AGREEMENT" means the Trust Agreement, dated as of May 31, 1999, between the Seller and Chase Manhattan Bank Delaware, as Owner Trustee.

          "TRUST ESTATE" means all money, instruments, rights and other property that are subject or intended to be subject to the lien and security interest of this Indenture for the benefit of the Noteholders (including all property and interests Granted to the Trustee), including all proceeds thereof.

          "TRUST INDENTURE ACT" or "TIA" means the Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

          "TRUSTEE" means HSBC Bank USA, a New York banking corporation, not in its individual capacity but as trustee under this Indenture, or any successor trustee under this Indenture.

          "TRUSTEE ISSUER SECURED OBLIGATIONS" means all amounts and obligations which the Issuer may at any time owe to or on behalf of the Trustee for the benefit of the Noteholders under this Indenture or the Notes.

          "UCC" means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

          (a) Except as otherwise specified herein, the following terms have the respective meanings set forth in the Sale and Servicing Agreement, amended or supplemented from time to time, for all purposes of this Indenture, and the definitions of such terms are equally applicable both to the singular and plural forms of such terms:

                                                           SECTION OF SALE AND
      TERM                                                SERVICING AGREEMENT

Collateral................................................        Section 1.01
Compensating Interest.....................................        Section 1.01
Certificateholders........................................        Section 1.01
Closing Date .............................................        Section 1.01
Cut-Off Date..............................................        Section 1.01
Deleted Loan..............................................        Section 1.01
Due Period................................................        Section 1.01
Final Maturity Date.......................................        Section 1.01
Liquidated Loan...........................................        Section 1.01
Monthly Advances..........................................        Section 1.01
Note Depository Agreements................................        Section 1.01
Letters of Credit.........................................        Section 1.01
Loan......................................................        Section 1.01
Mortgaged Property........................................        Section 1.01
Note Distribution Account.................................        Section 1.01
Original Principal Balance................................        Section 1.01
Originator................................................        Section 1.01
Permitted Instruments.....................................        Section 1.01
Person....................................................        Section 1.01
Pool Available Remittance Amount..........................        Section 1.01
Principal and Interest Account............................        Section 1.01
Rating Agency ............................................        Section 1.01
Rating Agency Condition...................................        Section 1.01
Remittance Date...........................................        Section 1.01
REO Property..............................................        Section 1.01
Servicer Default..........................................        Section 1.01
Servicer..................................................        Section 1.01
Trust Accounts............................................        Section 1.01
Trust Administrator.......................................        Section 1.01

          (b) Capitalized terms used herein and not otherwise defined herein or in the Sale and Servicing Agreement have the meanings assigned to them in the Trust Agreement.

          SECTION 1.2 INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "Commission" means the Securities and Exchange Commission.

          "indenture securities" means the Notes.

          "indenture security holder" means a Noteholder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means the Issuer and any other obligor on the indenture securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.

          SECTION 1.3 RULES OF CONSTRUCTION. Unless the context otherwise requires:

               (i) a term has the meaning assigned to it;

               (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

               (iii) "or" is not exclusive;

               (iv) "including" means including without limitation;

               (v) words in the singular include the plural and words in the plural include the singular; and (vi) any pronoun shall be deemed to cover all genders.

                                   ARTICLE II

                                    THE NOTES

          SECTION 2.1. FORM. Each Class of Notes, together with the Trustee's certificate of authentication, shall be in substantially the form set forth in Exhibit B attached hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officer executing such Notes, as evidenced by his execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

          The Definitive Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officer executing such Notes, as evidenced by his execution of such Notes.

          Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibits B-1 through B-9, inclusive, are part of the terms of this Indenture.

          SECTION 2.2 EXECUTION, AUTHENTICATION AND DELIVERY. The Notes shall be executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

          Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

          The Trustee shall upon receipt of an Issuer Order authenticate and deliver each of the following Classes of Notes for original issue in an aggregate principal amount as follows:

          CLASS OF NOTES       Original Aggregate Principal Amount

          AS-1                 $137,788,000
          AS-2                 $141,057,000
          AS-3                 $190,433,000
          MS-1                 $ 22,084,000
          MS-2                 $ 23,463,000
          BS                   $ 12,423,000
          AN                   $ 55,395,000
          MN                   $  2,229,000
          BN                   $  4,457,000


          The aggregate principal amount of Notes outstanding at any time may not exceed such amounts except as provided in Section 2.5. Each Note shall be dated the date of its authentication.

          No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

          SECTION 2.3 TEMPORARY NOTES. Pending the preparation of Definitive Notes, the Issuer may execute, and upon receipt of an Issuer Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, of the tenor of the Definitive Notes in lieu of which they are issued and with such variations not inconsistent with the terms of this Indenture as the officer executing such Notes may determine, as evidenced by his or her (as the case may be) execution of such Notes.

          If temporary Notes are issued, the Issuer will cause Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer to be maintained as provided in Section 3.2, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of Definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

          SECTION 2.4 REGISTRATION; REGISTRATION OF TRANSFER AND EXCHANGE. The Issuer shall cause to be kept a register (the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The Trustee shall be "Note Registrar" for the purpose of registering Notes and transfers of Notes as herein provided. The Note Registrar may resign as such only upon written notice delivered to an Authorized Officer of the Issuer, and upon any resignation of any Note Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Note Registrar.

          If a Person other than the Trustee is appointed by the Issuer as Note Registrar, the Issuer will give the Trustee prompt written notice of the appointment of such Note Registrar and of the location, and, upon one of its Authorized Officers receiving written notice thereof, any change in the location, of the Note Register, and the Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an Executive Officer thereof as to the names and addresses of the Holders of the Notes and the principal amounts and number of such Notes.

          Upon surrender for registration of transfer of any Note at the office or agency of the Issuer to be maintained as provided in Section 3.2, if the applicable requirements of Article 8 of the UCC are met the Issuer shall execute and upon its request the Trustee shall authenticate and the Noteholder shall obtain from the Trustee, in the name of the designated transferee or transferees, one or more new Notes, in any authorized denominations, of the same Class and a like aggregate principal amount.

          At the option of the Holder, Notes may be exchanged for other Notes in any authorized denominations, of the same Class and a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, if the applicable requirements of Article 8 of the UCC are met the Issuer shall execute and upon its request the Trustee shall authenticate and the Noteholder shall obtain from the Trustee, the Notes which the Noteholder making the exchange is entitled to receive.

          All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

          Every Note presented or surrendered for registration of transfer or exchange shall be (i) duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar which requirements include membership or participation in Securities Transfer Agents Medallion Program ("Stamp") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, Stamp, all in accordance with the Exchange Act, and (ii) accompanied by such other documents as the Trustee may require.

          No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.3 or 9.6 not involving any transfer.

          The preceding provisions of this section notwithstanding, the Issuer shall not be required to make and the Note Registrar need not register transfers or exchanges of Notes selected for redemption or of any Note for a period of 15 days preceding the due date for any payment with respect to the Note.

          SECTION 2.5 MUTILATED, DESTROYED, LOST OR STOLEN NOTES. If (i) any mutilated Note is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Trustee such security or indemnity as may be required by it to hold the Issuer and the Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Trustee that such Note has been acquired by a bona fide purchaser, and provided that the applicable requirements of Article 8 of the UCC are met, the Issuer shall execute and upon its request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; PROVIDED, HOWEVER, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original
Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Trustee in connection therewith.

          Upon the issuance of any replacement Note under this Section, the Issuer may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee) connected therewith.

          Every replacement Note issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

          SECTION 2.6 PERSONS DEEMED OWNER. Prior to due presentment for registration of transfer of any Note, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

          SECTION 2.7 PAYMENT OF PRINCIPAL AND INTEREST; DEFAULTED INTEREST. (a) The Notes shall accrue interest as provided in the respective Note and the Sale and Servicing Agreement and such interest shall be payable on each Remittance Date as specified therein. Any installment of interest or principal, if any, payable on any Note which is punctually paid or duly provided for by the Issuer on the applicable Remittance Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the Record Date, by check mailed first-class, postage prepaid, to such Person's address as it appears on the Note Register on such Record Date, except that, unless Definitive Notes have been issued pursuant to Section 2.12, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment will be made by wire transfer in immediately available funds to the account designated by such nominee and except for the final installment of principal payable with respect to such Note on a Remittance Date or on the Final Maturity Date (and except for the Redemption Price for any Note called for redemption pursuant to Section 10.1(a)) which shall be payable as provided below. The funds represented by any such checks returned undelivered shall be held in accordance with Section 3.3.

          (b) The principal of each Note shall be payable in installments on each Remittance Date as set forth in the Sale and Servicing Agreement. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable, if not previously paid, on the date on which an Event of Default shall have occurred and be continuing, if the Trustee or the Holders of the Notes representing not less than a majority of the Outstanding Amount of the Notes have declared the Notes to be immediately due and payable in the manner provided in Section 5.2. In such event, all principal payments on the Notes shall be made pro rata to the Noteholders of such Class entitled thereto from the Loans of the respective Pool. The Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Remittance Date on which the Issuer expects that the final installment of principal of and interest on such Note will be paid, written notice of which has been provided to the Trustee. Such notice shall be mailed or transmitted by facsimile prior to such final Remittance Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment. Notices in connection with redemptions of Notes shall be mailed to Noteholders as provided in Section 10.2.

          (c)(1) The rights of the Holders of the Class MS Notes to receive distributions with respect to interest and principal shall be subordinated to the prior rights of the Holders of the Class AS Notes to receive all payments of interest to which they are entitled and, after the Holders of the Class AS Notes have received the full amount of interest to which they are entitled, the rights of the Holders of the Class MS Notes to receive distributions with respect to principal shall be subordinated to the prior rights of the Holders of the Class AS Notes to receive all payments of principal to which they are entitled; and the rights of the Holders of the Class BS Notes to receive distributions with respect to interest and principal shall be subordinated to the prior rights of the Holders of the Class AS Notes and the Holders of the Class MS Notes to receive all payments of interest to which they are entitled and, after the Holders of the Class AS Notes and the Holders of the Class MS Notes have received the full amount of interest to which they are entitled, the rights of the Holders of the Class BS Notes to receive distributions with respect to principal shall be subordinated to the prior rights of the Holders of the Class AS Notes and the Holders of the Class MS Notes to receive all payments of principal to which they are entitled.

          (2) The rights of the Holders of the Class MN Notes to receive distributions with respect to interest and principal shall be subordinated to the prior rights of the Holders of the Class AN Notes to receive all payments of interest to which they are entitled and, after the Holders of the Class AN Notes have received the full amount of interest to which they are entitled, the rights of the Holders of the Class MN Notes to receive distributions with respect to principal shall be subordinated to the prior rights of the Holders of the Class AN Notes to receive all payments of principal to which they are entitled; and the rights of the Holders of the Class BN Notes to receive distributions with respect to interest and principal shall be subordinated to the prior rights of the Holders of the Class AN Notes and the Holders of the Class MN Notes to receive all payments of interest to which they are entitled and, after the Holders of the Class AN Notes and the Holders of the Class MN Notes have received the full amount of interest to which they are entitled, the rights of the Holders of the Class BN Notes to receive distributions with respect to principal shall be subordinated to the prior rights of the Holders of the Class AN Notes and the Holders of the Class MN Notes to receive all payments of principal to which they are entitled.

          (d) If the Issuer defaults in a payment of interest on the Notes, the Issuer shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) at the applicable Remittance Rate in any lawful manner. The Issuer may pay such defaulted interest to the Persons who are Noteholders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Issuer shall fix or cause to be fixed any such special record date and payment date, and, at least 15 days before any such special record date, the Issuer shall mail to each Noteholder, and the Trustee a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

          SECTION 2.8 CANCELLATION. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by the Trustee. The Issuer may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Notes may be held or disposed of by the Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Order that they be returned to it; PROVIDED that such Issuer Order is timely and the Notes have not been previously disposed of by the Trustee.

          SECTION 2.9 RELEASE OF COLLATERAL. Subject to Section 11.1, the Trustee shall release property from the lien of this Indenture only upon receipt of an Issuer Request accompanied by an Officer's Certificate, an Opinion of Counsel and Independent Certificates in accordance with TIAss.314(c) and 314(d)(l) or an Opinion of Counsel in lieu of such Independent Certificates to the effect that the TIA does not require any such Independent Certificates.

          SECTION 2.10 BOOK-ENTRY NOTES. The Notes, upon original issuance, will be issued in the form of typewritten Notes representing the Book-Entry Notes, to be delivered to HSBC Bank USA, as agent for The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Issuer. Such Notes shall initially be registered on the Note Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Note Owner will receive a Definitive Note representing such Note Owner's interest in such Note, except as provided in Section 2.12. Unless and until definitive, fully registered Notes (the "Definitive Notes") have been issued to Note Owners pursuant to Section 2.12:

               (i) the provisions of this Section shall be in full force and effect;

               (ii) the Note Registrar and the Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole Holder of the Notes, and shall have no obligation to the Note Owners;

               (iii) to the extent that the provisions of this Section conflict with any other provisions of this Indenture, the provisions of this Section shall control;

               (iv) the rights of Note Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Note Owners and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Note Depository Agreement, unless and until Definitive Notes are issued pursuant to
          Section 2.12, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest on the Notes to such Clearing Agency Participants; and

               (v) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Notes evidencing a specified percentage of the Outstanding Amount of the Notes, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Trustee.

          SECTION 2.11 NOTICES TO CLEARING AGENCY. Whenever a notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to Note Owners pursuant to Section 2.12, the Trustee shall give all such notices and communications specified herein to be given to Holders of the Notes to the Clearing Agency, and shall have no obligation to the Note Owners.

          SECTION 2.12 DEFINITIVE NOTES. If (i) the Servicer advises the Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Notes, and the Servicer is unable to locate a qualified successor, (ii) the Servicer at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Default, Note Owners representing beneficial interests aggregating at least a majority of the Outstanding Amount of the Notes, advise the Trustee through the Clearing Agency in writing that the continuation of a book entry system through the Clearing Agency is no longer in the best interests of the Note Owners, then the Clearing Agency shall notify all Note Owners, and the Trustee of the occurrence of any such event and of the availability of Definitive Notes to Note Owners requesting the same. Upon surrender to the Trustee of the typewritten Note or Notes representing the Book-Entry Notes by the Clearing Agency, accompanied by registration instructions, the Issuer shall execute and the Trustee shall authenticate the Definitive Notes in accordance with the instructions of the Clearing Agency. None of the Issuer, the Note Registrar or the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Trustee shall recognize the Holders of the Definitive Notes as Noteholders.

                                   ARTICLE III

                                    COVENANTS

          SECTION 3.1 PAYMENT OF PRINCIPAL AND INTEREST. The Issuer will duly and punctually pay the principal of and interest on the Notes in accordance with the terms of the Notes and this Indenture. Without limiting the foregoing, subject to Section 8.2(c), the Issuer will cause to be distributed on a Remittance Date pursuant to the Sale and Servicing Agreement (i) all amounts on deposit in the Pool I Note Distribution Account for the benefit of the Pool I Notes to the Holders of each Class of Pool I Notes in the amounts set forth in
Section 7.08(d) of the Sale and Servicing Agreement, and (ii) all amounts on deposit in the Pool II Note Distribution Account for the benefit of the Pool II Notes to the Holders of each Class of Pool II Notes, in the amounts set forth in
Section 7.08(d) of the Sale and Servicing Agreement. Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture.

          SECTION 3.2 MAINTENANCE OF OFFICE OR AGENCY. The Issuer will maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints the Trustee to serve as its agent for the foregoing purposes. The Issuer will give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Trustee as its agent to receive all such surrenders, notices and demands.

          SECTION 3.3 MONEY FOR PAYMENTS TO BE HELD IN TRUST. As provided in Sections 8.2(a) and (b), all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Principal and Interest Account and the Note Distribution Account pursuant to Section 8.2(c) shall be made on behalf of the Issuer by the Trustee or by another Paying Agent, and no amounts so withdrawn from the Principal and Interest Account and either Note Distribution Account for payments of Notes shall be paid over to the Issuer except as provided in this Section.

          On or before each Remittance Date and Redemption Date, the Issuer shall deposit or cause to be deposited in the Pool I Note Distribution Account and Pool II Note Distribution Account, to the extent of Pool Available Remittance Amounts, an aggregate sum sufficient to pay the amounts then becoming due under the Pool I Notes and Pool II Notes, respectively, such sum to be held in trust for the benefit of the Persons entitled thereto and (unless the Paying Agent is the Trustee) shall promptly notify the Trustee of its action or failure so to act.

          The Issuer will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee (and if the Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent will:

               (i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

               (ii) give the Trustee notice of any default by the Issuer of which it has actual knowledge (or any other obligor upon the Notes) in the making of any payment required to be made with respect to the Notes;

               (iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent;

               (iv) immediately resign as a Paying Agent and forthwith pay to the Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

               (v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

          The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such a payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

          Subject to applicable laws with respect to the escheat of funds, any money held by the Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer, and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Trustee shall also adopt and employ, at the expense of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Trustee or of any Paying Agent, at the last address of record for each such Holder).

          SECTION 3.4 EXISTENCE. Except as otherwise permitted by the provisions of Section 3.10, the Issuer will keep in full effect its existence, rights and franchises as a business trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other state or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Collateral and each other instrument or agreement included in the Trust Estate.

          SECTION3.5 PROTECTION OF TRUST ESTATE. The Issuer will from time to time prepare (or shall cause to be prepared), execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

               (i) maintain or preserve the lien and security interest and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

               (ii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

               (iii) enforce any of the Collateral; or

               (iv) preserve and defend title to the Trust Estate and the rights of the Trustee and the Noteholders in such Trust Estate against the claims of all persons and parties.

The Issuer hereby designates the Trustee its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument prepared and delivered to the Trustee that are required to be executed pursuant to this Section; it being understood that the Trustee has no duty to determine whether any filing or recording is necessary hereunder.

          SECTION 3.6 OPINIONS AS TO TRUST ESTATE. (a) On the Closing Date, the Issuer shall furnish to the Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to perfect and make effective the lien and security interest of this Indenture for the benefit of the Issuer Secured Party and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and security interest effective.

          (b) Within 120 days after the beginning of each calendar year, beginning with the first calendar year beginning more than three months after the Cut-Off Date, the Issuer shall furnish to the Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as are necessary to maintain the lien and security interest created by this Indenture and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture until January 30 in the following calendar year.

          SECTION 3.7 PERFORMANCE OF OBLIGATIONS; SERVICING OF THE LOANS. (a) The Issuer will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person's material covenants or obligations under any instrument or agreement included in the Trust Estate or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as ordered by any bankruptcy or other court or as expressly provided in this Indenture, the Basic Documents or such other instrument or agreement.

          (b) The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Trustee in an Officer's Certificate of the Issuer shall be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Servicer and the Trust Administrator, pursuant to the Sale and Servicing Agreement, to assist the Issuer in performing its duties under this Indenture.

          (c) The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, the Basic Documents and in the instruments and agreements included in the Trust Estate, including but not limited to preparing (or causing to be prepared) and filing (or causing to be filed) all UCC financing statements and continuation statements required to be filed by the terms of this Indenture and the Sale and Servicing Agreement in accordance with and within the time periods provided for herein and therein. Except as otherwise expressly provided therein, the Issuer shall not waive, amend, modify, supplement or terminate any Basic Document or any provision thereof without the consent of the Trustee, or the Holders of at least a majority of the Outstanding Amount of the Notes.

          (d) If the Issuer shall have knowledge of the occurrence of a Servicer Default under the Sale and Servicing Agreement, the Issuer shall promptly notify the Trustee, and the Rating Agencies thereof in accordance with Section 11.4, and shall specify in such notice the action, if any, the Issuer is taking in respect of such default. If a Servicer Default of which the Issuer has knowledge shall arise from the failure of the Servicer to perform any of its duties or obligations under the Sale and Servicing Agreement with respect to the Loans, the Issuer shall take all reasonable steps available to it to remedy such failure.

          (e) Upon any termination of the Servicer's rights and powers pursuant to Section 10.01 of the Sale and Servicing Agreement, the Issuer shall promptly notify the Trustee. As soon as a successor to the Servicer (other than the Trustee) is appointed pursuant to Section 10.02 of the Sale and Servicing Agreement, the Issuer shall notify the Trustee of such appointment, specifying in such notice the name and address of such successor Servicer (the "Successor Servicer").

          (f) Upon an Authorized Officer of the Issuer acquiring actual knowledge of any termination of the Servicer's rights and powers pursuant to the Sale and Servicing Agreement, the Issuer shall promptly notify the Trustee. As soon as a Successor Servicer (other than the Trustee) is appointed, the Issuer shall notify the Trustee of such appointment, specifying in such notice the name and address of such Successor Servicer.

          (g) Without derogating from the absolute nature of the assignment granted to the Trustee under this Indenture or the rights of the Trustee hereunder, the Issuer agrees that, unless such action is specifically permitted hereunder or under the Basic Documents, it will not, without the prior written consent of the Trustee or the Holders of at least a majority in Outstanding Amount of the Notes, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any Collateral or the Basic Documents, or waive timely performance or observance by the Servicer, or the Representative under the Sale and Servicing Agreement; provided, however, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, distributions that are required to be made for the benefit of the Noteholders, or (ii) reduce the aforesaid percentage of the Notes which are required to consent to any such amendment, without the consent of the Holders of all the Outstanding Notes. If any such amendment, modification, supplement or waiver shall be so consented to by the Trustee or such Holders, the Issuer agrees, promptly following a request by the Trustee to do so, to execute and deliver, in its own name and at its own expense, such agreements, instruments, consents and other documents as the Trustee may deem necessary or appropriate in the circumstances.

          SECTION 3.8 NEGATIVE COVENANTS. So long as any Notes are Outstanding, the Issuer shall not:

               (i) except as expressly permitted by this Indenture or the Basic Documents, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer, including those included in the Trust Estate, unless directed to do so by the Trustee;

               (ii) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate; or

               (iii) (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof (other than tax liens, mechanics' liens and other liens that arise by operation of law, in each case on a Loan and arising solely as a result of an action or omission of the related obligor, except as expressly permitted by the Basic Documents) or (C) permit the lien of this Indenture not to constitute a valid first priority (other than with respect to any such tax, mechanics' or other lien) security interest in the Trust Estate.

          SECTION 3.9 ANNUAL STATEMENT AS TO COMPLIANCE. The Issuer will deliver to the Trustee, within 120 days after the end of each fiscal year of the Issuer (commencing with the fiscal year ending December 31, 1999), and otherwise in compliance with the requirements of TIA Section 314(a)(4) an Officer's Certificate stating, as to the Authorized Officer signing such Officer's Certificate, that

               (i) a review of the activities of the Issuer during such year and of performance under this Indenture has been made under such Authorized Officer's supervision; and

               (ii) to the best of such Authorized Officer's knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in the compliance of any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

          SECTION 3.10 ISSUER MAY CONSOLIDATE, ETC. ONLY ON CERTAIN TERMS. (a) The Issuer shall not consolidate or merge with or into any other Person, unless

               (i) the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any state and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein;

               (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

               (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction;

               (iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Trustee) to the effect that such transaction will not have any material adverse tax consequence to the Trust, any Noteholder or any Certificateholder;

               (v) any action as is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

               (vi) the Issuer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

          (b) The Issuer shall not convey or transfer all or substantially all of its properties or assets, including those included in the Trust Estate, to any Person, unless

               (i) the Person that acquires by conveyance or transfer the properties and assets of the Issuer the conveyance or transfer of which is hereby restricted shall (A) be a United States citizen or a Person organized and existing under the laws of the United States of America or any state, (B) expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein, (C) expressly agree by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Holders of the Notes, (D) unless otherwise provided in such supplemental indenture, expressly agree to indemnify, defend and hold harmless the Issuer against and from any loss, liability or expense arising under or related to this Indenture and the Notes and (E) expressly agree by means of such supplemental indenture that such Person (or if a group of persons, then one specified Person) shall prepare (or cause to be prepared) and make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Notes;

               (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

               (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction;

               (iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Trustee) to the effect that such transaction will not have any material adverse tax consequence to the Trust, any Noteholder or any Certificateholder;

               (v) any action as is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

               (vi) the Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

          SECTION 3.11 SUCCESSOR OR TRANSFEREE. (a) Upon any consolidation or merger of the Issuer in accordance with Section 3.10(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

          (b) Upon a conveyance or transfer of all the assets and properties of the Issuer pursuant to Section 3.10 (b), The Money Store Business Loan Backed Trust 1999-1 will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Notes immediately upon the delivery of written notice to the Trustee stating that The Money Store Business Loan Backed Trust 1999-1 is to be so released.

          SECTION 3.12 NO OTHER BUSINESS. The Issuer shall not engage in any business other than financing, purchasing, owning, selling and managing the Loans in the manner contemplated by this Indenture and the Basic Documents and activities incidental thereto.

          SECTION 3.13 NO BORROWING. The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Notes, and any other indebtedness permitted by or arising under the Basic Documents.

          SECTION 3.14 SERVICER'S OBLIGATIONS. The Issuer shall cause the Servicer to comply with Sections 5.04, 5.05, 5.07 and 7.07 of the Sale and Servicing Agreement.

          SECTION 3.15 GUARANTEES, LOANS, ADVANCES AND OTHER LIABILITIES. Except as contemplated by the Sale and Servicing Agreement or this Indenture, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

          SECTION 3.16 CAPITAL EXPENDITURES. The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

          SECTION 3.17 COMPLIANCE WITH LAWS. The Issuer shall comply with the requirements of all applicable laws, the non-compliance with which would, individually or in the aggregate, materially and adversely affect the ability of the Issuer to perform its obligations under the Notes, this Indenture or any Basic Document.

          SECTION 3.18 RESTRICTED PAYMENTS. The Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer or to the Servicer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or
(iii) set aside or otherwise segregate any amounts for any such purpose; PROVIDED, HOWEVER, that the Issuer may make, or cause to be made, distributions to the Servicer, the Owner Trustee, the Trustee, the Holder of the Special Interests and the Certificateholders as permitted by, and to the extent funds are available for such purpose under, the Sale and Servicing Agreement or Trust Agreement. The Issuer will not, directly or indirectly, make payments to or distributions from the Principal and Interest Account except in accordance with this Indenture and the Basic Documents.

          SECTION 3.19 NOTICE OF EVENTS OF DEFAULT. The Issuer agrees to give the Trustee, and the Rating Agencies prompt written notice of each Event of Default hereunder and each default on the part of the Servicer or the Representative of its obligations under the Sale and Servicing Agreement of which an Authorized Officer of the Issuer acquires actual knowledge.

          SECTION 3.20 FURTHER INSTRUMENTS AND ACTS. Upon request of the Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

          SECTION 3.21 INCOME TAX CHARACTERIZATION. For purposes of federal income, state and local income and franchise and any other income taxes, the Issuer will treat the Notes as indebtedness of the Issuer and the Issuer shall take all actions necessary to ensure that the Issuer is not treated as an association (or publicly traded partnership) taxable as a corporation.


                                  ARTICLE IIIA

                         REPRESENTATIONS AND WARRANTIES


          SECTION 3.1A. REPRESENTATIONS AND WARRANTIES OF ISSUER. The Issuer hereby represents and warrants as of the date of initial issuance of Notes as follows:

          (a) The Issuer is a business trust, and is duly organized, validly existing and in good standing under the laws of the State of Delaware.

          (b) The Notes, when executed, authenticated and issued in accordance with the Indenture, and the Basic Documents (other than the Notes) to which the Issuer is a party, when executed and delivered by the Issuer, will constitute the legal, valid and binding obligations of the Issuer, enforceable in accordance with their respective terms against the Issuer, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting creditors' equitable principles and public policy considerations as to rights of indemnification.

          (c) The Issuer's principal place of business (which is its only place of business) is located in Wilmington, Delaware.

          (d) The Issuer has good and marketable title to each Loan and Mortgage Note free and clear of any lien (other than liens contemplated by the Basic Documents) and the Issuer has the authority to pledge the Loans and Mortgage Notes to the Trustee as contemplated in this Indenture.

          (e) The Issuer has the power and authority to own and convey all of its properties and to execute and perform its obligations under the Basic Documents.

          (f) The transactions contemplated hereby do not violate organizational documents of the Issuer or any contracts to which the Issuer is a party and will not create any claim upon the issuer, the Loans or the Mortgage Notes except as contemplated by the Indenture.

          (g) The Basic Documents have been duly executed and delivered by the Issuer.

          (h) No consent, filing or governmental approval that has not been made or obtained as of the Closing Date is necessary for the due execution, delivery and performance of the Basic Documents by the Issuer.

          (i) There is no pending or threatened action, suit or proceeding against the Issuer which in any way would adversely affect the transactions contemplated hereby and there is no injunction, writ, restraining order or other order of any nature which would adversely affect Issuer's performance of the transactions contemplated hereby.

          (j) The Issuer is in compliance with all applicable laws, rules, regulations, and orders with regard to its business, properties and all purchased assets.

          (k) The Issuer has filed all required tax returns in a timely fashion.

          (l) The Issuer is solvent and will not become insolvent after giving effect to the transactions contemplated hereby; the Issuer is adequately capitalized to carry out its business and will continue to be adequately capitalized after giving effect to the transactions contemplated hereby; and the Issuer pays its debts as they become due.

          (m) The legal name of the Issuer is The Money Store Business Loan Backed Trust 1999-1 and the Issuer has no trade names, fictitious names, assumed names, or 'doing business as' names.

                                   ARTICLE IV

                           SATISFACTION AND DISCHARGE

          SECTION 4.1 SATISFACTION AND DISCHARGE OF INDENTURE. This Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) Sections 3.3, 3.4, 3.5, 3.8, 3.10, 3.12, 3.13, 3.21 and 11.16, (v) the rights, obligations and immunities of the Trustee hereunder (including the rights of the Trustee under Section 6.7 and the obligations of the Trustee under Section 4.2) and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them, and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when

          (A) either

          (1) all Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.5 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.3) have been delivered to the Trustee for cancellation; or

          (2) all Notes not theretofore delivered to the Trustee for cancellation

               (i) have become due and payable,

               (ii) will become due and payable at their respective Final Maturity Dates within one year, or

               (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be irrevocably deposited with the Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation when due to the Final Scheduled Remittance Date or Redemption Date (if Notes shall have been called for redemption pursuant to Section 10.1(a)), as the case may be;

          (B) the Issuer has paid or caused to be paid all Trustee Issuer Secured Obligations and all other sums payable hereunder by the Issuer; and

          (C) the Issuer has delivered to the Trustee an Officer's Certificate, an Opinion of Counsel and (if required by the TIA, the Trustee) an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of Section 11.1(a) and each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

          SECTION 4.2 APPLICATION OF TRUST MONEY. All moneys deposited with the Trustee pursuant to Section 4.1 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent, as the Trustee may determine, to the Holders of the particular Notes for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest; but such moneys need not be segregated from other funds except to the extent required herein or in the Sale and Servicing Agreement or required by law.

          SECTION 4.3 REPAYMENT OF MONEYS HELD BY PAYING AGENT. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all moneys then held by any Paying Agent other than the Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Trustee to be held and applied according to Section
3.3 and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

          SECTION 4.4 NOTICE. Upon the satisfaction and discharge of this Indenture with respect to any Class of Notes, the Trustee shall notify each Rating Agency of such satisfaction and discharge.

                                    ARTICLE V

                                    REMEDIES

          SECTION 5.1 EVENTS OF DEFAULT. "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

               (i) default in the payment of any interest on any Note (other than any Noteholders' Interest Carryover, if applicable) when the same becomes due and payable, and such default shall continue for a period of five days; provided, however, that so long as any Class AS Notes remain Outstanding, the default in such payment on a Class MS or a Class BS Note shall not be deemed to be an Event of Default, and so long as any Class MS Notes remain Outstanding, the default in such payment on a Class BS Note shall not be deemed to be an Event of Default; and provided, further, that so long as any Class AN Notes remain Outstanding, the default in such payment on a Class MN or Class BN Note shall not be deemed to be an Event of Default, and so long as any Class MN Notes remain Outstanding, the default in such payment on a Class BN Note shall not be deemed to be an Event of Default; or

               (ii) default in the payment of the principal of any Note when the same becomes due and payable provided, however, that so long as any Class AS Notes remain Outstanding, the default in such payment on a Class MS or Class BS Note shall not be deemed to be an Event of Default, and so long as any Class MS Notes remain Outstanding, the default in such payment on a Class BS Note shall not be deemed to be an Event of Default; and provided, further, that so long as any Class AN Notes remain Outstanding, the default in such payment on a Class MN or Class BN Note shall not be deemed to be an Event of Default, and so long as any Class MN Notes remain Outstanding, the default in such payment on a Class BN Note shall not be deemed to be an Event of Default; or

               (iii) default in the observance or performance of any covenant or agreement of the Issuer made in this Indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section specifically dealt with), which continues for a period of 30 days (or for such longer period, not in excess of 90 days, as may be reasonably necessary to remedy such default; provided that such default is capable of remedy within 90 days or less and the Servicer on behalf of the Owner Trustee delivers an Officer's Certificate to the Trustee to the effect that the Issuer has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy such default) after notice thereof shall have been given, by registered or certified mail, to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% of the Outstanding Amount of the Notes, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

               (iv) any representation or warranty of the Issuer made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and such breach is not cured within 30 days (or for such longer period, not in excess of 90 days, as may be reasonably necessary to remedy such default; provided that such default is capable of remedy within 90 days or less and the Servicer on behalf of the Owner Trustee delivers an Officer's Certificate to the Trustee to the effect that the Issuer has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy such default) after notice thereof after there shall have been given, by registered or certified mail, to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% of the Outstanding Amount of the Notes, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

               (v) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Trust Estate in an involuntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or ordering the winding-up or liquidation of the Issuer's affairs, and such decree or order shall remain unstayed and in effect for a period of 30 consecutive days; or

               (vi) the commencement by the Issuer of a voluntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of action by the Issuer in furtherance of any of the foregoing.

          The Issuer shall deliver to the Trustee, within five days after the occurrence thereof, written notice in the form of an Officer's Certificate of any event of which an Authorized Officer of the Issuer has acquired actual knowledge which with the giving of notice and the lapse of time would become an Event of Default under clause (iii), its status and what action the Issuer is taking or proposes to take with respect thereto.

          SECTION 5.2 ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

          If an Event of Default should occur and be continuing, then in every such case, the Trustee or the Holders of Notes representing not less than a majority of the Outstanding Amounts of the Notes of Classes in the aggregate may declare all the Notes of every Class to be immediately due and payable at par, by a notice in writing to the Issuer (and to the Trustee if given by Noteholders), and upon any such declaration the unpaid principal amount of such Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

          At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article V provided, the Holders of Notes representing a majority of the Outstanding Amount of the Notes of all Classes in the aggregate, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if:

               (i) the Issuer has paid or deposited with the Trustee a sum sufficient to pay

                    (A) all payments of principal of and interest on all Notes and all other amounts that would then be due hereunder or upon such Notes if the Event of Default giving rise to such acceleration had not occurred; and

                    (B) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel; and

               (ii) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12. No such rescission shall affect any subsequent default or impair any right consequent thereto.

          SECTION 5.3 COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE. (a) The Issuer covenants that if (i) default is made in the payment of any interest on any Note when the same becomes due and payable, and such default continues for a period of five days, or (ii) default is made in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable, the Issuer will, upon demand of the Trustee pay to it, for the benefit of the Holders of the Notes, the whole amount then due and payable on such Notes for principal and interest, with interest upon the overdue principal, and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest, at the rate borne by the Notes and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

          (b) In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon such Notes and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Notes, wherever situated, the moneys adjudged or decreed to be payable.

          (c) If an Event of Default occurs and is continuing, the Trustee may, as more particularly provided in Section 5.4, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders, by such appropriate proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Indenture or by law.

          (d) [Reserved]

          (e) In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Trust Estate, proceedings under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

               (i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence, bad faith or willful misconduct) and of the Noteholders allowed in such proceedings;

               (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or person performing similar functions in any such proceedings;

               (iii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Trustee on their behalf;

               (iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee or the Holders of Notes allowed in any judicial proceedings relative to the Issuer, its creditors and its property; and

               (v) to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matter;

and any trustee, receiver, liquidator, custodian or other similar official in any such proceeding is hereby authorized by each of such Noteholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith.

          (f) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

          (g) All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes or the production thereof in any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes.

          (h) In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Noteholder a party to any such proceedings.

          SECTION 5.4 REMEDIES; PRIORITIES. (a) If an Event of Default shall have occurred and be continuing, the Trustee may do one or more of the following (subject to Section 5.5):

               (i) institute proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Notes moneys adjudged due;

               (ii) institute proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;

               (iii) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Trustee and the Holders of the Notes; and

               (iv) sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

          PROVIDED, HOWEVER, that the Trustee may not sell or otherwise liquidate the Trust Estate following an Event of Default, other than an Event of Default described in Section 5.1(i) or (ii), unless (A) the Holders of 100% of the Outstanding Amount of the Notes of all Classes in the aggregate consent thereto, (B) the proceeds of such sale or liquidation distributable to the Noteholders are sufficient to discharge in full all amounts then due and unpaid upon such Notes for principal and interest or (C) the Trustee determines that the Trust Estate will not continue to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if the Notes had not been declared due and payable, and the Trustee obtains the consent of Holders of 66-2/3% of the Outstanding Amount of the Notes of all Classes in the aggregate. In determining such sufficiency or insufficiency with respect to clause (B) and (C), the Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

          (b) If the Trustee collects any money or property pursuant to this
Article V, it shall pay out such money or property held as Collateral for the benefit of the Noteholders in the following order of priority:

          (A) from proceeds received with respect to Pool I (and if any funds from Pool II remain after payment in full of all Pool II Notes, from proceeds of Pool II):

          FIRST: to the Trustee, the Owner Trustee, the Servicer, the Trust Administrator and the Letter of Credit Provider, any unpaid fees, expenses and indemnities to which such parties are entitled pursuant to the Basic Documents;

          SECOND: to the Noteholders of the Class AS Notes, pro rata (based upon the Outstanding Amount of each Class of Class AS Notes over the total Outstanding Amount of all Class AS Notes), for amounts due and unpaid on each Class of Class AS Notes for interest (other than Noteholders' Interest Carryover), ratably and without preference or priority of any kind within each such Class, according to the amounts due and payable on each Class of Class AS Notes for interest;

          THIRD: to the Noteholders of the Class AS Notes, pro rata (based upon the Outstanding Amount of each Class of Class AS Notes over the total Outstanding Amount of all Class AS Notes), for amounts due and unpaid on each Class of Class AS Notes for principal, ratably and without preference or priority of any kind within each such Class, according to the amounts due and payable on each Class of Class AS Notes for principal; and

          FOURTH: to the Class MS-1 Noteholders for amounts due and unpaid on the Class MS-1 Notes for interest (other than Noteholders' Interest Carryover), ratably and without preference or priority of any kind within such Class, according to the amounts due and payable on the Class MS-1 Notes for interest;

          FIFTH: to the Class MS-1 Noteholders for amounts due and unpaid on the Class MS-1 Notes for principal, ratably and without preference or priority of any kind within such Class, according to the amounts due and payable on the Class MS-1 Notes for principal;

          SIXTH: to the Class MS-2 Noteholders for amounts due and unpaid on the Class MS-2 Notes for interest (other than Noteholders' Interest Carryover), ratably and without preference or priority of any kind within such Class, according to the amounts due and payable on the Class MS-2 Notes for interest;

          SEVENTH: to the Class MS-2 Noteholders for amounts due and unpaid on the Class MS-2 Notes for principal, ratably and without preference or priority of any kind within such Class, according to the amounts due and payable on the Class MS-2 Notes for principal;

          EIGHTH: to the Class BS Noteholders for amounts due and unpaid on the Class BS Notes for interest (other than Noteholders' Interest Carryover), ratably and without preference or priority of any kind within such Class, according to the amounts due and payable on the Class BS Notes for interest;

          NINTH: to the Class BS Noteholders for amounts due and unpaid on the Class BS Notes for principal, ratably and without preference or priority of any kind within such Class, according to the amounts due and payable on the Class BS Notes for principal;

          TENTH: to the Pool II Noteholders for any amounts due and unpaid after distribution of proceeds from Pool II;

          ELEVENTH: to the Class AS, Class MS-1, Class MS-2 and Class BS Noteholders, sequentially in that order (and pro rata among each Outstanding Class of Class AS Notes), notably and without preference or priority of any kind within each such Class, according to the amounts due and payable for Noteholders' Interest Carryover; and

          TWELFTH: to the Issuer for distribution to the Class I and Class R Certificateholders pursuant to the terms of the Trust Agreement.

          (B) from proceeds received with respect to Pool II (and if any funds from Pool I remain after payment in full of all Pool I Notes, from proceeds of Pool I):

          FIRST: to the Trustee, the Owner Trustee, the Servicer, the Trust Administrator and the Letter of Credit Provider, any unpaid fees, expenses and indemnities to which such parties are entitled pursuant to the Basic Documents;

          SECOND: to the Class AN Noteholders for amounts due and unpaid on the Class AN Notes for interest (other than Noteholders' Interest Carryover), ratably and without preference or priority of any kind within such Class, according to the amounts due and payable on the Class AN Notes for interest;

          THIRD: to the Class AN Noteholders for amounts due and unpaid on the Class AN Notes for principal, ratably and without preference or priority of any kind within such Class, according to the amounts due and payable on the Class AN Notes for principal; and

          FOURTH: to the Class MN Noteholders for amounts due and unpaid on the Class MN Notes for interest (other than Noteholders' Interest Carryover), ratably and without preference or priority of any kind within such Class, according to the amounts due and payable on the Class MN Notes for interest;

          FIFTH: to the Class MN Noteholders for amounts due and unpaid on the Class MN Notes for principal, ratably and without preference or priority of any kind within such Class, according to the amounts due and payable on the Class MN Notes for principal;

          SIXTH: to the Class BN Noteholders for amounts due and unpaid on the Class BN Notes for interest (other than Noteholders' Interest Carryover), ratably and without preference or priority of any kind within such Class, according to the amounts due and payable on the Class BN Notes for interest;

          SEVENTH: to the Class BN Noteholders for amounts due and unpaid on the Class BN Notes for principal, ratably and without preference or priority of any kind within such Class, according to the amounts due and payable on the Class BN Notes for principal;

          EIGHTH: to the Pool I Noteholders for any amounts due and unpaid after distribution of proceeds from Pool I;

          NINTH: to the Class AN, Class MN and Class BN Noteholders, sequentially in that order, ratably and without preference or priority of any kind within each such Class, according to the amounts due any payable for Noteholders' Interest Carryover; and

          TENTH: to the Issuer for distribution to the Class II
     Certificateholders pursuant to the terms of the Trust Agreement.

          The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section. At least 15 days before such record date, the Issuer shall mail to each Noteholder and the Trustee a notice that states the record date, the payment date and the amount to be paid.

          SECTION 5.5 OPTIONAL PRESERVATION OF THE LOANS. If the Notes have been declared to be due and payable under Section 5.2 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Trustee may, but need not, elect to maintain possession of the Trust Estate. It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes, and the Trustee shall take such desire into account when determining whether or not to maintain possession of the Trust Estate. In determining whether to maintain possession of the Trust Estate, the Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

          SECTION5.6 LIMITATION OF SUITS. No Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

               (i) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

               (ii) the Holders of not less than 25% of the Outstanding Amount of the Notes have made written request to the Trustee to institute such proceeding in respect of such Event of Default in its own name as Trustee hereunder;

               (iii) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such request;

               (iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such proceedings;

               (v) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority of the Outstanding Amount of the Notes; and

               (vi) it being understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

          In the event the Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes, each representing less than a majority of the Outstanding Amount of the Notes, the Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

          SECTION 5.7 UNCONDITIONAL RIGHTS OF NOTEHOLDERS TO RECEIVE PRINCIPAL AND INTEREST. Notwithstanding any other provisions in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture (or, in the case of redemption, on or after the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

          SECTION 5.8 RESTORATION OF RIGHTS AND REMEDIES. If the Trustee or any Noteholder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Trustee or to such Noteholder, then and in every such case the Issuer, the Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Noteholders shall continue as though no such proceeding had been instituted.

          SECTION 5.9 RIGHTS AND REMEDIES CUMULATIVE. No right or remedy herein conferred upon or reserved to the Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          SECTION 5.10 DELAY OR OMISSION NOT A WAIVER. No delay or omission of the Trustee or any Holder of any Note to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Noteholders, as the case may be.

          SECTION 5.11 CONTROL BY NOTEHOLDERS. The Holders of a majority of the Outstanding Amount of the Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to the Notes or exercising any trust or power conferred on the Trustee; PROVIDED that

               (i) such direction shall not be in conflict with any rule of law or with this Indenture;

               (ii) subject to the express terms of Section 5.4, any direction to the Trustee to sell or liquidate the Trust Estate shall be by the Holders of Notes representing not less than 100% of the Outstanding Amount of the Notes;

               (iii) if the conditions set forth in Section 5.5 have been satisfied and the Trustee elects to retain the Trust Estate pursuant to such Section, then any direction to the trustee by Holders of Notes representing less than 100% of the Outstanding Amount of the Notes to sell or liquidate the Trust Estate shall be of no force and effect; and

               (iv) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction;

PROVIDED, HOWEVER, that, subject to Section 6.1, the Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Noteholders not consenting to such action.

          SECTION 5.12 WAIVER OF PAST DEFAULTS. Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.2, the Holders of Notes of not less than a majority of the Outstanding Amount of the Notes may waive any past Default or Event of Default and its consequences except a Default (a) in payment of principal of or interest on any of the Notes or (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Note. In the case of any such waiver, the Issuer, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

          Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

          SECTION 5.13 UNDERTAKING FOR COSTS. All parties to this Indenture agree, and each Holder of any Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to (a) any suit instituted by the Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the Outstanding Amount of the Notes or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the Redemption Date).

          SECTION 5.14 WAIVER OF STAY OR EXTENSION LAWS. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

          SECTION 5.15 ACTION ON NOTES. The Trustee's right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer.

          SECTION 5.16 PERFORMANCE AND ENFORCEMENT OF CERTAIN OBLIGATIONS. (a) Promptly following a written request from the Trustee to do so and at the Servicer's expense, the Issuer agrees to take all such lawful action as the Trustee may request to compel or secure the performance and observance by the Representative, and the Servicer, as applicable, of each of their obligations to the Issuer under or in connection with the Sale and Servicing Agreement in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Sale and Servicing Agreement to the extent and in the manner directed by the Trustee, including the transmission of notices of default on the part of the Representative or the Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Representative or the Servicer of each of their obligations under the Sale and Servicing Agreement.

          (b) If an Event of Default has occurred and is continuing, the Trustee may, and, at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter)) of the Holders of 66-2/3% of the Outstanding Amount of the Notes shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Representative or the Servicer under or in connection with the Sale and Servicing Agreement, including the right or power to take any action to compel or secure performance or observance by the Representative or the Servicer of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Sale and Servicing Agreement, and any right of the Issuer to take such action shall be suspended.

                                   ARTICLE VI

                                   THE TRUSTEE

          SECTION 6.1 DUTIES OF TRUSTEE. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          (b) Except during the continuance of an Event of Default:

               (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; however, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

               (i) this paragraph does not limit the effect of paragraph (b) of this Section;

               (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.11.

          (d) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

          (e) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture or the Sale and Servicing Agreement.

          (f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

          (h) The Trustee shall, and hereby agrees that it will, perform all of the obligations and duties required of it under the Sale and Servicing Agreement.

          (i) Whenever any action under the Basic Documents requires the approval or disapproval of Certificateholders or the Holder of the Voting Interests, the Trustee shall, in accordance with, and subject to, Section 2.11 of the Trust Agreement and other provisions of the Trust Agreement concerning the Holder of the Voting Interests, instruct the Holder of the Voting Interests to act in accordance with written directions, received from Holders of a majority of the Outstanding Amount of the Notes.

          (j) The Trustee's appointment of the Custodian shall be deemed to have been made with due care and without negligence on the part of the Trustee. The Trustee shall have no liability or responsibility in connection with or arising out of any acts or omissions on the part of any Custodian.

          (k) Without limiting the generality of this Section 6.1, the Trustee shall have no duty (i) to see to any recording, filing or depositing of this Indenture or any agreement referred to herein or any financing statement evidencing a security interest in the Loans, or to see to the maintenance of any such recording or filing or depositing or to any recording, refiling or redepositing of any thereof, (ii) to see to the payment or discharge of any tax, assessment or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against any part of the Trust, (iii) to confirm or verify the contents of any reports or certificates delivered to the Trustee pursuant to this Indenture or the Sale and Servicing Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties, or (iv) to inquire as to the performance of observance of any of the Issuer's, the Seller's, the Trust Administrator's or the Servicer's representations, warranties or covenants or the Servicer's duties and obligations as Servicer under the Sale and Servicing Agreement.

          (l) The Trustee shall not be deemed to have knowledge of any Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof.

          SECTION 6.2 RIGHTS OF TRUSTEE. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer's Certificate or Opinion of Counsel.

          (c) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee. The Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute willful misconduct, negligence or bad faith.

          (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (f) The Trustee shall be under no obligation to institute, conduct or defend any litigation under this Indenture or in relation to this Indenture, at the request, order or direction of any of the Holders of Notes, pursuant to the provisions of this Indenture, unless such Holders of Notes shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby.

          (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless properly demanded by the Holders of Notes of any Class evidencing not less than 25% of the Outstanding Amount thereof; PROVIDED, HOWEVER, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture or the Sale and Servicing Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding; the reasonable expense of every such examination shall be paid by the Person making such request, or, if paid by the Trustee, shall be reimbursed by the Person making such request upon demand.

          SECTION 6.3 INDIVIDUAL RIGHTS OF TRUSTEE. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 6.11 and 6.12.

          SECTION 6.4 TRUSTEE'S DISCLAIMER. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee's certificate of authentication.

          SECTION 6.5 NOTICE OF DEFAULTS. If a Default occurs and is continuing and if it is either actually known or written notice of the existence thereof has been delivered to a Responsible Officer of the Trustee, the Trustee shall mail to each Noteholder and the Owner Trustee notice of the Default within 90 days after such knowledge or notice occurs. Except in the case of a Default in payment of principal of or interest on any Note (including payments pursuant to the mandatory redemption provisions of such Note), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders.

          SECTION 6.6 REPORTS BY TRUSTEE TO HOLDERS. The Trustee shall deliver to each Noteholder such information as may be reasonably required to enable such Holder to prepare its Federal and state income tax returns.

          SECTION 6.7 COMPENSATION AND INDEMNITY. The Issuer shall or shall cause the Servicer to pay to the Trustee and the Custodian (as defined below) from time to time compensation for their services in accordance with separate agreements between the Servicer and the Trustee, and the Servicer and the Custodian, respectively, which compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall or shall cause the Servicer to reimburse the Trustee and the Custodian for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's or the Custodian's agents, counsel, accountants and experts. The Issuer shall or shall cause the Servicer to indemnify the Trustee and the Custodian and their respective officers, directors, employees and agents against any and all loss, liability or expense (including attorneys' fees and expenses) incurred by any of them in connection with the acceptance or the administration of this trust and the performance of their respective duties hereunder and under the Sale and Servicing Agreement and the Custodial Agreement. The Trustee or the Custodian shall notify the Issuer and the Servicer promptly of any claim for which it may seek indemnity. Failure by the Trustee or the Custodian to so notify the Issuer and the Servicer shall not relieve the Issuer of its obligations hereunder or the Servicer of its obligations under Article XII of the Sale and Servicing Agreement. The Issuer shall or shall cause the Servicer to defend the claim and the Trustee or the Custodian may have separate counsel and the Issuer shall or shall cause the Servicer to pay the reasonable fees and expenses of such counsel. Neither the Issuer nor the Servicer need reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee or the Custodian through the Trustee's or Custodian's, as applicable, own willful misconduct, negligence or bad faith.

          The Issuer's payment obligations to the Trustee and the Custodian pursuant to this Section shall survive the discharge of this Indenture and the resignation or removal of the Trustee or the Custodian, as applicable, subject to a satisfaction of the Rating Agency Condition. When the Trustee incurs expenses after the occurrence of a Default specified in Section 5.1(iv) or (v) with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or similar law. Notwithstanding anything else set forth in this Indenture or the Basic Documents, the Trustee agrees that the obligations of the Issuer (but not the Servicer) to the Trustee hereunder and under the Basic Documents shall be recourse to the Trust Estate only and specifically shall not be recourse to the assets of the Holder of the Voting Interests, the Representative, any Originator or any Certificateholder.

          SECTION 6.8 REPLACEMENT OF TRUSTEE. The Trustee may resign at any time by so notifying the Issuer and the Representative. The Holders of a majority in Outstanding Amount of the Notes in the aggregate may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Representative shall, remove the Trustee, if:

               (i) the Trustee fails to comply with Section 6.11;

               (ii) a court having jurisdiction in the premises in respect of the Trustee in an involuntary case or proceeding under federal or state banking or bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, shall have entered a decree or order granting relief or appointing a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator (or similar official) for the Trustee or for any substantial part of the Trustee's property, or ordering the winding-up or liquidation of the Trustee's affairs;

               (iii) an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law is commenced with respect to the Trustee and such case is not dismissed within 60 days;

               (iv) the Trustee commences a voluntary case under any federal or state banking or bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator (or other similar official) for the Trustee or for any substantial part of the Trustee's property, or makes any assignment for the benefit of creditors or fails generally to pay its debts as such debts become due or takes any corporate action in furtherance of any of the foregoing; or

               (v) the Trustee otherwise becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Representative shall promptly appoint a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer and, the Representative. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture subject to satisfaction of the Rating Agency Condition. The successor Trustee shall mail a notice of its succession to Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Representative or the Holders of a majority in Outstanding Amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Trustee pursuant to Section 6.8 and payment of all fees and expenses owed to the outgoing Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuer's and the Servicer's obligations under Section 6.7 shall continue for the benefit of the retiring Trustee.

          SECTION 6.9 SUCCESSOR TRUSTEE BY MERGER. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee. The Trustee shall provide the Rating Agencies prior written notice of any such transaction.

          In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

          SECTION 6.10 APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE. (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Trust, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.8 hereof.

          (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                    (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                    (ii) no trustee hereunder shall be personally liable by
               reason of any act or omission of any other trustee hereunder, including acts or omissions of predecessor or successor trustees; and

                    (iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

          (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

          (d) Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, dissolve, become insolvent, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall invest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

          SECTION 6.11 ELIGIBILITY; DISQUALIFICATION. The Trustee shall at all times satisfy the requirements of TIAss. 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and it shall have a long term debt rating of at least BBB by Duff & Phelps Credit Rating Co. ("DCR"), if so rated by DCR, and Baa by Moody's Investors Service, Inc. ("Moody's"), or such lower rating as may be acceptable to DCR and Moody's.

          SECTION 6.12 PREFERENTIAL COLLECTION OF CLAIMS AGAINST ISSUER. The Trustee shall comply with TIAss. 311(a), excluding any creditor relationship listed in TIAss. 311(b). A Trustee who has resigned or been removed shall be subject to TIAss. 311(a) to the extent indicated.

          SECTION 6.13 APPOINTMENT OF CUSTODIANS. (a) The Issuer and the Trustee may appoint one or more custodians (a "Custodian") to hold all or a portion of the mortgage files and documents relating to the Loans (a "File") as agent for the Trustee and perform such other duties on behalf of the Trustee as set forth in the Sale and Servicing Agreement, by entering into a custodial agreement (a "Custodial Agreement"). Subject to this Article VI, the Trustee agrees to comply with the terms of each such Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Noteholders and, the Certificateholders. The Custodian's fees shall be payable solely from the fees received by it pursuant to Section 6.7. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall be qualified to do business in the jurisdiction in which it holds any File.

          (b) The Trustee and the Issuer hereby appoint First Union National Bank as Custodian with respect to the Files relating to all of the Loans that constitute, or may in the future constitute, part of Pool I and Pool II, and to perform such other duties as set forth in the Sale and Servicing Agreement on the terms and conditions set forth in the related Custodial Agreement, which shall be substantially in the form of Exhibit C attached hereto and made a part hereof. The Custodian shall be responsible hereunder solely for the express duties and functions specified for it herein and in the Sale and Servicing Agreement with respect to the custody, review and confirmation, safekeeping, substitution and release of the Files relating to the Loans.

          (c) The parties hereto agree that the Custodian shall be deemed a third party beneficiary of this Indenture entitled to all rights and benefits set forth herein as fully as if it were a party hereto.

          SECTION 6.14 EXECUTING BASIC DOCUMENTS. The Trustee is hereby instructed to execute and deliver the Sale and Servicing Agreement and all other Basic Documents to which the Trustee is a party.

                                   ARTICLE VII
                         NOTEHOLDERS' LISTS AND REPORTS

          SECTION 7.1 ISSUER TO FURNISH TO TRUSTEE NAMES AND ADDRESSES OF NOTEHOLDERS. The Issuer will furnish or cause to be furnished to the Trustee (a) not more than five days after the earlier of (i) each Record Date and (ii) three months after the last Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Record Date, (b) at such other times as the Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Trustee is the Note Registrar, no such list shall be required to be furnished.

          SECTION 7.2 PRESERVATION OF INFORMATION; COMMUNICATIONS TO NOTEHOLDERS. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders contained in the most recent list furnished to the Trustee as provided in Section 7.1 and the names and addresses of Holders received by the Trustee in its capacity as Note Registrar. The Trustee may destroy any list furnished to it as provided in such
Section 7.1 upon receipt of a new list so furnished.

          (b) Noteholders may communicate pursuant to TIA ss. 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes. (c) The Issuer, the Trustee and the Note Registrar shall have the protection of TIA ss. 312(c).

          SECTION 7.3 REPORTS BY ISSUER. (a) The Issuer shall:

                         (i) file with the Trustee, within 15 days after the
               Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

                         (ii) file with the Trustee and the Commission in
               accordance with rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

                         (iii) supply to the Trustee (and the Trustee shall
               transmit by mail to all Noteholders described in TIA ss. 313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section 7.3(a) as may be required by rules and regulations prescribed from time to time by the Commission. (b) Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.

          SECTION 7.4 REPORTS BY TRUSTEE. If required by TIA ss. 313(a), within 60 days after each December 31, beginning with December 31, 1999, the Trustee shall mail to each Noteholder as required by TIA ss. 313(c) a brief report dated as of such date that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss. 313(b).

          A copy of each report at the time of its mailing to Noteholders shall be filed by the Trustee with the Commission, if required by the Exchange Act, and each stock exchange, if any, on which the Notes are listed. The Issuer shall notify the Trustee if and when the Notes are listed on any stock exchange.

                                  ARTICLE VIII

                      ACCOUNTS, DISBURSEMENTS AND RELEASES

          SECTION 8.1 COLLECTION OF MONEY. Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Trustee pursuant to this Indenture. The Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

          SECTION 8.2 TRUST ACCOUNTS. (a) On or prior to the Closing Date, the Issuer shall cause the Servicer to establish and maintain, in the name of the Trustee, for the benefit of the Noteholders and the Certificateholders, the Trust Accounts as provided in Section 7.01 of the Sale and Servicing Agreement.

          (b) On or before each Remittance Date, all funds required to be deposited in the Principal and Interest Account, with respect to the preceding Due Period, will be deposited in the Principal and Interest Account as provided in Section 4.03 of the Sale and Servicing Agreement. On or before each Remittance Date, the Available Remittance Amount (net of any Compensating Interest or Monthly Advances) with respect to the preceding Due Period will be transferred from the Principal and Interest Account to the respective Note Distribution Accounts as provided in Sections 4.04(a) and 7.01 of the Sale and Servicing Agreement.

          (c) On each Remittance Date and Redemption Date, the Trustee shall distribute all amounts on deposit in each Note Distribution Account to the respective Class of Noteholders in respect of such Class of Notes, and to the Owner Trustee, or the Paying Agent under the Trust Agreement on its behalf, for distribution to the Holders of the Certificates in accordance with the provisions of Section 7.05 of the Sale and Servicing Agreement.

          SECTION 8.3 GENERAL PROVISIONS REGARDING ACCOUNTS. (a) So long as no Default or Event of Default shall have occurred and be continuing, all or a portion of the funds in the Trust Accounts shall be invested in Permitted Instruments and reinvested by the Trustee upon Issuer Order, subject to the provisions of Section 4.03 of the Sale and Servicing Agreement. All income or other gain from investments of moneys deposited in the Trust Accounts shall be deposited (or caused to be deposited) by the Trustee in the Principal and Interest Account, and any loss resulting from such investments shall be charged to such account. The Issuer will not direct the Trustee to make any investment of any funds or to sell any investment held in any of the Trust Accounts unless the security interest granted and perfected in such account will continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person, and, in connection with any direction to the Trustee to make any such investment or sale, if requested by the Trustee, the Issuer shall deliver to the Trustee an Opinion of Counsel, acceptable to the Trustee, to such effect.

          (b) [Reserved]

          (c) Subject to Section 6.1(c), the Trustee shall not in any way be held liable by reason of any insufficiency in any of the Trust Accounts resulting from any loss on any Eligible Investment included therein except for losses attributable to the Trustee's failure to make payments on such Permitted Instruments issued by the Trustee, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

          (d) If (i) the Issuer shall have failed to give investment directions for any funds on deposit in the Trust Accounts to the Trustee by 11:00 a.m. Eastern Time (or such other time as may be agreed by the Issuer and Trustee) on any Business Day; or (ii) a Default or Event of Default shall have occurred and be continuing with respect to the Notes but the Notes shall not have been declared due and payable pursuant to Section 5.2, or, (iii) if such Notes shall have been declared due and payable following an Event of Default but amounts collected or receivable from the Trust Estate are being applied in accordance with Section 5.5 as if there had not been such a declaration; then the Trustee shall, to the fullest extent practicable, invest and reinvest funds in the Trust Accounts in one or more Permitted Instruments.

          SECTION 8.4 RELEASE OF TRUST ESTATE. (a) Subject to the payment of its fees and expenses pursuant to Section 6.7, the Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Trustee as provided in this Article VIII shall be bound to ascertain the Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

          (b) The Trustee shall, at such time as there are no Notes outstanding and all sums due the Trustee pursuant to Section 6.7 have been paid, release any remaining portion of the Trust Estate that secured the Notes from the lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds then on deposit in the Trust Accounts. The Trustee shall release property from the lien of this Indenture pursuant to this Section 8.4(b) only upon receipt of an Issuer Request accompanied by an Officer's Certificate, an Opinion of Counsel and (if required by the TIA) Independent Certificates in accordance with TIAss. 314(c) and 314(d)(1) meeting the applicable requirements of Section 11.1.

          SECTION 8.5 OPINION OF COUNSEL. The Trustee shall receive at least seven days' notice when requested by the Issuer to take any action pursuant to
Section 8.4(a), accompanied by copies of any instruments involved, and the Trustee shall also require as a condition to such action, an Opinion of Counsel (if required by the TIA), in form and substance satisfactory to the Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Notes or the rights of the Noteholders in contravention of the provisions of this Indenture; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Trust Estate. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Trustee in connection with any such action.

                                   ARTICLE IX
                             SUPPLEMENTAL INDENTURES

          SECTION 9.1 SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF NOTEHOLDERS.
(a) Without the consent of the Holders of any Notes but with prior notice to the Rating Agencies by the Issuer, as evidenced to the Trustee, the Issuer and the Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof), in form satisfactory to the Trustee, for any of the following purposes:

                         (i) to correct or amplify the description of any
               property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

                         (ii) to evidence the succession, in compliance with the
               applicable provisions hereof, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

                         (iii) to add to the covenants of the Issuer, for the
               benefit of the Holders of the Notes, or to surrender any right or power herein conferred upon the Issuer;

                         (iv) to convey, transfer, assign, mortgage or pledge
               any property to or with the Trustee;

                         (v) to cure any ambiguity, to correct or supplement any
               provision herein or in any supplemental indenture which may be inconsistent with any other provision herein or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; PROVIDED that such action shall not adversely affect in any material respect the interests of the Holders of the Notes;

                         (vi) to evidence and provide for the acceptance of the
               appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI; or

                         (vii) to modify, eliminate or add to the provisions of
               this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA.

          The Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

          (b) The Issuer and the Trustee, when authorized by an Issuer Order, may, also without the consent of any of the Holders of the Notes but with prior notice to the Rating Agencies by the Issuer, as evidenced to the Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder.

          SECTION 9.2 SUPPLEMENTAL INDENTURES WITH CONSENT OF NOTEHOLDERS. The Issuer and the Trustee, when authorized by an Issuer Order, also may, with prior notice to the Rating Agencies and with the consent of the Holders of not less than a majority of the aggregate Outstanding Amount of the Notes, by Act of such Holders delivered to the Issuer and the Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

                         (i) change the date of payment of any installment of
               principal of or interest on any Note, or reduce the principal amount thereof, the interest rate thereon or the Redemption Price with respect thereto, change the provision of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Estate to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable;

                         (ii) impair the right to institute suit for the
               enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date);

                         (iii) reduce the percentage of the Outstanding Amount
               of the Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

                         (iv) modify or alter the provisions of the proviso to
               the definition of the term "Outstanding";

                         (v) reduce the percentage of the Outstanding Amount of
               the Notes required to direct the Trustee to direct the Issuer to sell or liquidate the Trust Estate pursuant to Section 5.4;

                         (vi) modify any provision of this Section except to
               increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Basic Documents cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

                         (vii) modify any of the provisions of this Indenture in
               such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Remittance Date (including the calculation of any of the individual components of such calculation) or to affect the rights of the Holders of Notes to the benefit of any provisions for the mandatory redemption of the Notes contained herein; or

                         (viii) permit the creation of any lien ranking prior to
               or on a parity with the lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein or in the Basic Documents, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security provided by the lien of this Indenture.

          The Trustee may, based upon an Opinion of Counsel delivered to it, determine whether or not any Notes would be affected by any supplemental indenture and any such determination shall be conclusive upon the Holders of all Notes, whether theretofore or thereafter authenticated and delivered hereunder. The Trustee shall not be liable for any such determination made in good faith.

          It shall not be necessary for any Act of Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

          Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to this Section, the Trustee shall mail to the Holders of the Notes to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

          SECTION 9.3 EXECUTION OF SUPPLEMENTAL INDENTURES. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and subject to Sections 6.1 and 6.2, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise. The Trustee shall provide copies of each such supplemental indenture to each of the Rating Agencies.

          SECTION 9.4 EFFECT OF SUPPLEMENTAL INDENTURE. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Trustee, the Issuer and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

          SECTION 9.5 CONFORMITY WITH TRUST INDENTURE ACT. Every amendment of this Indenture and every supplemental indenture executed pursuant to this
Article IX shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.

          SECTION 9.6 REFERENCE IN NOTES TO SUPPLEMENTAL INDENTURES. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Trustee shall, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

                                    ARTICLE X
                               REDEMPTION OF NOTES

          SECTION 10.1 REDEMPTION. (a) The Notes are subject to redemption in whole, but not in part, at the direction of the Representative pursuant to
Section 11.01 of the Sale and Servicing Agreement, on any Remittance Date on which the Representative exercises its option to purchase the Trust Estate pursuant to said Section 11.01. The purchase price for the Notes shall be equal to the Redemption Price; PROVIDED, HOWEVER, that the Issuer has available funds sufficient to pay the Redemption Price. The Servicer shall furnish the Rating Agencies notice of such redemption. If the Notes are to be redeemed pursuant to this Section 10.1(a) the Servicer shall furnish notice to the Trustee not later than 25 days prior to the Redemption Date and the Issuer shall deposit with the Trustee in the Pool I Note Distribution Account and Pool II Note Distribution Account, as the case may be, on or before the Redemption Date, the Redemption Price of the respective Pool I or Pool II Notes to be redeemed whereupon all such Notes shall be due and payable on the Redemption Date upon the furnishing of a notice complying with Section 10.2 to each Holder of the Notes.

          (b) In the event that the assets of the Trust are sold pursuant to
Section 9.2 of the Trust Agreement, all amounts on deposit in the Pool I Note Distribution Account and Pool II Note Distribution Account, as the case may be, shall be paid to the respective Pool I Noteholders or Pool II Noteholders up to the Outstanding Amount of the respective Class of Notes and all accrued and unpaid interest thereon. If amounts are to be paid to Noteholders pursuant to this Section 10.1(b), the Servicer or the Issuer shall, to the extent practicable, furnish notice of such event to the Trustee not later than 25 days prior to the Redemption Date whereupon all such amounts shall be payable on the Redemption Date.

          SECTION 10.2 FORM OF REDEMPTION NOTICE. (a) Notice of redemption under
Section 10.1(a) shall be given by the Trustee by facsimile or by first-class mail, postage prepaid, transmitted or mailed not less than five days in the case of Section 10.1(a) prior to the applicable Redemption Date to each Holder of Notes, as of the close of business on the Record Date preceding the applicable Redemption Date, at such Holder's address appearing in the Note Register.

                  All notices of redemption shall state:

                         (i) the Redemption Date;

                         (ii) the Redemption Price;

                         (iii) that the Record Date otherwise applicable to such
               Redemption Date is not applicable and that payments shall be made only upon presentation and surrender of such Notes and the place where such Notes are to be surrendered for payment of the Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 3.2); and

                         (iv) that interest on the Notes shall cease to accrue
               on the Redemption Date.

          Notice of redemption of the Notes shall be given by the Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Holder of any Note shall not impair or affect the validity of the redemption of any other Note.

          (b) Prior notice of redemption under Sections 10.1(b) is not required to be given to Noteholders.

          SECTION 10.3 NOTES PAYABLE ON REDEMPTION DATE. The Notes to be redeemed shall, following notice of redemption as required by Section 10.2 (in the case of redemption pursuant to Section 10.1(a)), on the Redemption Date become due and payable at the Redemption Price and (unless the Issuer shall default in the payment of the Redemption Price) no interest shall accrue on the Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating the Redemption Price.


                                   ARTICLE XI

                                  MISCELLANEOUS

          SECTION 11.1 COMPLIANCE CERTIFICATES AND OPINIONS, ETC. (a) Upon any application or request by the Issuer to the Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with,
(ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                         (i) a statement that each signatory of such certificate
               or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

                         (ii) a brief statement as to the nature and scope of
               the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                         (iii) a statement that, in the opinion of each such
               signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                         (iv) a statement as to whether, in the opinion of each
               such signatory such condition or covenant has been complied with.

               (b) (i) Prior to the deposit of any Collateral or other property or securities with the Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 11.1(a) or elsewhere in this Indenture, furnish to the Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited.

                         (ii) Whenever the Issuer is required to furnish to the
               Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuer shall also deliver to the Trustee an Independent Certificate as to the same matters, if the fair value to the Issuer of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause (ii), is 10% or more of the Outstanding Amount of the Notes, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the Outstanding Amount of the Notes.

                         (iii) Other than with respect to the release of any
               Deleted Loans or Liquidated Loans, whenever any property or securities are to be released from the lien of this Indenture, the Issuer shall also furnish to the Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

                         (iv) Whenever the Issuer is required to furnish to the
               Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Issuer shall also furnish to the Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property other than Deleted Loans and Liquidated Loans, or securities released from the lien of this Indenture since the commencement of the then current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10% or more of the Outstanding Amount of the Notes, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the then Outstanding Amount of the Notes.

                         (v) Notwithstanding Section 2.9 or any other provision
               of this Section, the Issuer may (A) collect, liquidate, sell or otherwise dispose of Loans and other Collateral as and to the extent permitted or required by the Basic Documents and (B) make cash payments out of the Trust Accounts as and to the extent permitted or required by the Basic Documents.

          SECTION 11.2 FORM OF DOCUMENTS DELIVERED TO TRUSTEE. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, the Representative or the Issuer, stating that the information with respect to such factual matters is in the possession of the Servicer, the Representative or the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

          Whenever in this Indenture, in connection with any application or certificate or report to the Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

          SECTION 11.3 ACTS OF NOTEHOLDERS. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any person of any such instrument or writing may be proved in any customary manner of the Trustee.

          (c) The ownership of Notes shall be proved by the Note Register.

          (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every
Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

          SECTION 11.4 NOTICES, ETC., TO TRUSTEE, ISSUER AND RATING AGENCIES. Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture to be made upon, given or furnished to or filed with:

          (a) The Trustee by any Noteholder or by the Issuer shall be sufficient for every purpose hereunder if personally delivered, delivered by overnight courier or mailed certified mail, return receipt requested and shall be deemed to have been duly given upon receipt to the Trustee at its Corporate Trust Office, or

          (b) The Issuer by the Trustee or by any Noteholder shall be in writing and sufficient for every purpose hereunder if personally delivered, delivered by overnight courier or mailed certified mail, return receipt requested and shall be deemed to have been duly given upon receipt to the Issuer addressed to: The Money Store Business Loan Backed Trust 1999-1, in care of the Owner Trustee,
Attention: Corporate Trust Administration at the address of the Owner Trustee's Corporate Trust Office set forth in the Trust Agreement or at any other address previously furnished in writing to the Trustee by Issuer. The Issuer shall promptly transmit any notice received by it from the Noteholders to the Trustee.

          (c) Notices required to be given to the Rating Agencies by the Issuer, the Trustee or the Owner Trustee shall be in writing, personally delivered, delivered by overnight courier or mailed certified mail, return receipt requested to (i) in the case of Moody's, at the following address: Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention:
Structured Finance and (ii) in the case of DCR, at the following address: Duff & Phelps Credit Rating Co., 55 East Monroe Street, Suite 3800, Chicago, Illinois 60603, Attention: Monitoring Group (Small Business Loans); or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

          SECTION 11.5 NOTICES TO NOTEHOLDERS; WAIVER. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at his address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner here in provided shall conclusively be presumed to have been duly given.

          Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

          In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

          Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute a Default or Event of Default.

          SECTION 11.6 ALTERNATE PAYMENT AND NOTICE PROVISIONS. Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer may enter into any agreement with any Holder of a Note providing for a method of payment, or notice by the Trustee or any Paying Agent to such Holder, that is different from the methods provided for in this Indenture for such payments or notices, provided that such methods are reasonable and consented to by the Trustee (which consent shall not be unreasonably withheld). The Issuer will furnish to the Trustee a copy of each such agreement and the Trustee will cause payments to be made and notices to be given in accordance with such agreements.

          SECTION 11.7 CONFLICT WITH TRUST INDENTURE ACT. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

          The provisions of TIA ss.ss. 310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

          SECTION 11.8 EFFECT OF HEADINGS AND TABLE OF CONTENTS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          SECTION 11.9 SUCCESSORS AND ASSIGNS. All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Trustee in this Indenture shall bind its successors.

          SECTION 11.10 SEPARABILITY. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 11.11 BENEFITS OF INDENTURE. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Noteholders, and any other party secured hereunder, and any other person with an Ownership interest in any part of the Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture.

          SECTION 11.12 LEGAL HOLIDAYS. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date an which nominally due, and no interest shall accrue for the period from and after any such nominal date.

          SECTION 11.13 GOVERNING LAW. THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


          SECTION 11.14 COUNTERPARTS. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          SECTION 11.15 RECORDING OF INDENTURE. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Trustee or any other counsel reasonably acceptable to the Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other person secured hereunder or for the enforcement of any right or remedy granted to the Trustee under this Indenture.

          SECTION 11.16 TRUST OBLIGATION. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Representative, the Servicer, the holder of the Special Interests, the Owner Trustee or the Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Representative, the Servicer, the holder of the Special Interests, the Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Representative, the Servicer, the holder of the Special Interests, the Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Representative, the Servicer, the holder of the Special Interests, the Owner Trustee or the Trustee or of any successor or assign of the Representative, the Servicer, the holder of the Special Interests, the Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement.

          SECTION 11.17 NO PETITION. The Trustee, by entering into this Indenture, and each Noteholder, by accepting a Note, hereby covenant and agree that they will not at any time, prior to the date that is one year and a day after the termination of the Indenture, institute against the Representative, the holder of the Special Interests or the Trust, or join in any institution against the Representative, the holder of the Special Interests or the Trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the Basic Documents.

          SECTION 11.18 INSPECTION. The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Trustee, during the Issuer's normal business hours, to examine all the books of account, records, reports, and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer's affairs, finances and accounts with the Issuer's officers, employees, and independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Trustee shall and shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Trustee may reasonably determine that such disclosure is consistent with its Obligations hereunder.

          SECTION 11.19 USURY. The amount of interest payable or paid on any Note under the terms of this Indenture shall be limited to an amount which shall not exceed the maximum non usurious rate of interest allowed by the State of New York or Delaware (whichever shall permit the lower rate) which could lawfully be contracted for, charged or received (the "Highest Lawful Rate"). If any payment of interest on any Note exceeds the Highest Lawful Rate, the Issuer stipulates that such excess amount will be deemed to have been paid as a result of an error on the part of both the Trustee, acting on behalf of the Holder of such Note, and the Issuer, and the Noteholder receiving such excess payment shall promptly, upon discovery of such error or upon notice thereof from the Issuer or the Trustee, refund the amount of such excess and, at the option of the Trustee, apply the excess to the payment of principal of such Note, if any, remaining unpaid.

          IN WITNESS WHEREOF, the Issuer and the Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.

                         THE MONEY STORE BUSINESS LOAN BACKED TRUST 1999-1,

                         By: CHASE MANHATTAN BANK DELAWARE, not
                             in its individual capacity but solely as Owner Trustee

                         By: /s/ Denis Kelly
                             --------------------------------
                             Name:  Denis Kelly
                             Title: Assistant Vice President

                         HSBC BANK USA,
                         not in its individual capacity
                         but solely as Indenture Trustee,

                         By: /s/ Susan Barstock
                             -------------------------------
                             Name:  Susan Barstock
                             Title: Assistant Vice President

                             Acceptance of Custodian

          First Union National Bank, a national banking association headquartered in Charlotte, North Carolina, hereby accepts its appointment pursuant to Section 6.13(b) of the within instrument to serve as Custodian with respect to the Loans. The Files relating to the Loans initially will be kept in our offices located in North Highlands, California. In connection therewith, First Union National Bank agrees to be bound by all applicable provisions of the Indenture and the Sale and Servicing Agreement.

         FIRST UNION NATIONAL BANK, as Custodian



         By: /s/ Robert Ashbaugh
             --------------------------
             Name:  Robert Ashbaugh
             Title: Vice President

                                   SCHEDULE I

                               AUCTION PROCEDURES

         DEFINITIONS

          Capitalized terms used herein and not otherwise defined have the meanings ascribed in the Sale and Servicing Agreement and the Indenture. Additionally, the following terms have the meanings ascribed to them (the term "Security" as used in this Schedule I refers to the Class AS-3 Notes and the term "Securityholder" refers to Holders of Class AS-3 Notes).

          "All Hold Rate" means ninety percent (90%) of One-Month LIBOR.

          "Auction" means the implementation of the Auction Procedures on an Auction Date.

          "Auction Date" means, with respect to the Initial Period for each Class of Securities, July 14, 1999 and thereafter, the Business Day immediately preceding the first day of each Auction Period for each Security, other than:

          (A) each Auction Period commencing after the ownership of the Securities is no longer maintained in Book-Entry Form by DTC;

          (B) each Auction Period commencing after and during the continuance of an Event of Default; or

          (C) each Auction Period commencing less than two Business Days after the cure or waiver of an Event of Default.

Notwithstanding the foregoing, the Auction Date for one or more Auction Periods may be changed as described herein.

          "Auction Period" means, with respect to each Security, the Interest Period applicable to such Security during which time the applicable Security Interest Rate is determined pursuant to the Indenture.

          "Auction Period Adjustment" means an adjustment to the Auction Period as described herein.

          "Auction Procedures" means the procedures set forth and described herein by which the Auction Rate applicable to a Security is determined.

          "Auction Rate" means, with respect to any Security, the rate of interest pre annum that results from the implementation of the Auction Procedures and is determined as described herein.

          "Estimated Range of Interest Rate" has the meaning as set forth herein.

          "Initial Period" means, as to any Security, the period commencing on the Closing Date of such Security and continuing through the day immediately preceding the Security Initial Rate Adjustment Date for such Security.

          "Interest Period" means, with respect to a Security, the Initial Period for such Security and each period commencing on the Rate Adjustment Date for such Security and ending on the day before (i) the next Rate Adjustment Date for such Security or (ii) the final maturity date of such Security, as applicable. "Interest Rate Services Agreement" means the initial Interest Rate Services Agreement unless and until a substitute Interest Rate Services Agreement is entered into, after with

          "Interest Rate Services Agreement" shall mean such substitute Interest Rate Services Agreement.

          "Maximum Auction Rate" generally means the lesser of (i) either (A) One-Month LIBOR plus 0.60% (if both ratings assigned by the Rating Agencies to the applicable Security are "Aa3" or "AA-" or better) or (B) One-Month LIBOR plus 1.50% (if any one of the ratings assigned by the Rating Agencies to the Security is less than "Aa3" or "AA-") or (ii) 14.00%. For purposes of the Remarketing Agent and the Remarketing Agent has been given notice pursuant to the Interest Rate Services Agreement.

          "Non-Payment Rate" means the then applicable Maximum Auction Rate.

          "One-Month LIBOR" means LIBOR as defined in the Sale and Servicing Agreement.

          "Rate Adjustment Date" means, with respect to each Security, the date on which the applicable Security Interest Rate is effective and means, with respect to each such Security, the date of commencement of each Auction Period.

          "Rate Determination Date" means, with respect to any Security, the Auction Date, or if no Auction Date is applicable to such Security, the Business Day immediately preceding the date of commencement of an Auction Period.

          "Remarketing Agent" means the initial remarketing agent under the initial Interest Rate Services Agreement unless and until a substitute Interest Rate Services Agreement becomes effective, after which "Remarketing Agent" shall mean the substitute remarketing agent.

          "Remarketing Agent Fee" has the meaning set forth in the Interest Rate Services Agreement.

          "Security Initial Rate" means, with respect to any Security, the rate at which interest accrues on such Security during the Initial Period.

          "Security Initial Rate Adjustment Date" means July 15, 1999.

          SECTION 1.1. CLASS REMITTANCE RATE.

          SECTION 1.1.1. DETERMINING THE CLASS REMITTANCE RATE FOR THE AUCTION RATE NOTES.

          Promptly after the Remarketing Agent has made the determinations described in Section 1.1.3, the Remarketing Agent is to advise the Indenture Trustee of the Maximum Auction Rate, the All Hold Rate and the components thereof on the Auction Date, and based on such determinations, the Auction Rate for the next succeeding Interest Period for the Auction Rate Notes.

          Promptly after the Remarketing Agent has determined the Auction Rate, the Remarketing Agent will determine and advise the Indenture Trustee of such Auction Rate for the Auction Rate Notes, which rate will be the lesser of (a) the Maximum Auction Rate for the Auction Rate Notes and (b) the rate established by the Remarketing Agent for the Class AS-3 Notes (the "Auction Rate Notes") no later than 1:00 p.m., New York City time, on the Auction Date immediately preceding each Interest Period for the Auction Rate Notes as being the minimum rate of interest that would be necessary, in the best professional judgment of the Remarketing Agent, taking into account prevailing market conditions, to sell all of the Auction Rate Notes for the next succeeding Interest Period on such date in the secondary market at a price equal to the principal amount thereof for settlement on the next succeeding Remittance Date for the Auction Rate Notes.

          In the process of taking into account prevailing market conditions, the Remarketing Agent shall take, among other actions it may deem appropriate, the following actions. Not more than one Business Day before the Auction Date, the Remarketing Agent shall make available to all interested parties an estimated range of interest rates for the Auction Rate Notes for the next ensuing Interest Period (the "Estimated Range of Interest Rate"). The Remarketing Agent shall then inquire of owners of the Auction Rate Notes that communicate with the Remarketing Agent as to whether or not such owners choose to continue to hold their Auction Rate Notes at the Estimated Range of Interest Rate or, if not, as to the specific interest rate, if any, at which such owners would choose to continue to hold such Auction Rate Notes. The Remarketing Agent shall thereupon establish the Auction Rate for the Auction Rate Notes for the next ensuing Auction Period or Periods and communicate the same to the parties and in the manner required by the Auction Procedures.

          For each Auction Date, the Indenture Trustee shall notify the Remarketing Agent of the principal amount of Auction Rate Notes outstanding not later than the Business Day preceding each Auction Date. The Remarketing Agent will accept bids that satisfy the lowest possible bid for all outstanding Auction Rate Notes and will allocate payments accordingly. In accordance with DTC's normal procedures, on the Business Day after the Auction Date, the transactions described above will be executed through DTC, so long as DTC is the depository, and the accounts of the respective Participants at DTC will be debited and credited and the Auction Rate Notes delivered as necessary to effect the purchases and sales of the Auction Rate Notes as determined in the Auction. Purchasers are required to make payment through their Participants in same-day funds to DTC against delivery through their Participants. DTC will make payment in accordance with its normal procedures, which now provide for payment against delivery by its Participants in immediately available funds.

          SECTION 1.1.2. REMARKETING AGENT FEES AND EXPENSES.

          (a) [Reserved]

          (b) Not later than 2:00 p.m., eastern time, on each Remittance Date, the Indenture Trustee shall pay to the Remarketing Agent, in immediately available funds out of amounts in the Expense Account an amount equal to the Remarketing Agent Fee as calculated in the Interest Rate Services Agreement. The Representative shall from time to time at the request of the Remarketing Agent reimburse the Remarketing Agent for its reasonable expenses as provided in the Interest Rate Services Agreement.

          SECTION 1.1.3. CALCULATION OF MAXIMUM AUCTION RATE, ALL HOLD RATE, THREE-MONTH LIBOR AND NON-PAYMENT RATE.

          The Remarketing Agent will calculate the Maximum Auction Rate, the All Hold Rate and One-Month LIBOR on each Auction Date. If the ownership of a Class of Auction Rate Notes is no longer maintained in Book-Entry Form, the Indenture Trustee will calculate the Maximum Auction Rate, on the Business Day immediately preceding the first day of each Interest Period commencing after delivery of such Class of Auction Rate Notes. The Remarketing Agent will determine One-Month LIBOR for each Interest Period other than the Initial Period for a Class of Auction Rate Notes; provided, that if the ownership of the Auction Rate Notes is no longer maintained in Book-Entry Form, then the Indenture Trustee will determine One-Month LIBOR for each such Interest Period. The determination by the Indenture Trustee or the Remarketing Agent, as the case may be, of One-Month LIBOR will (in the absence of manifest error) be final and binding upon the Noteholders and all other parties. If calculated or determined by the Remarketing Agent, the Remarketing Agent will promptly advise the Indenture Trustee of One-Month LIBOR.

          SECTION 1.1.4. NOTIFICATION OF RATES, AMOUNTS OF REMITTANCE DATES.

          Promptly after the Closing Date and after the beginning of each subsequent Interest Period relating to each Class of Auction Rate Notes, and in any event at least 10 days prior to any Remittance Date relating to a Class of Auction Rate Notes, the Indenture Trustee shall confirm with the Remarketing Agent, so long as the ownership of the Auction Rate Notes is maintained in Book-Entry Form by the Depository, (1) the date of such next Remittance Date relating to a Class of Auction Rate Notes and (2) the amount payable to the Remarketing Agent on the Auction Date pursuant to Section 2.1.2(b) hereof.

          If any day scheduled to be a Remittance Date shall be changed after the Indenture Trustee shall have given the notice or confirmation referred to in the preceding sentence, the Indenture Trustee shall, not later than 9:15 a.m., eastern time, on the Business Day next preceding the earlier of the new Remittance Date or the old Remittance Date, by such means as the Indenture Trustee deems practicable, give notice of such change to the Remarketing Agent, so long as the ownership of the Auction Rate Notes is maintained in Book-Entry Form by the Depository.

          SECTION 1.1.5. REMARKETING AGENT. First Union Capital Markets Corp. is hereby appointed as initial Remarketing Agent to serve as agent for the Representative in connection with Auctions. The Indenture Trustee is hereby directed to, enter into the initial Interest Rate Services Agreement with First Union Capital Markets. The Remarketing Agent may, with the consent of the Representative and notice to the Indenture Trustee and designation of the party authorized to direct the Indenture Trustee, enter into an agreement with one or more co-remarketing agents under which certain duties of the Remarketing Agent may be delegated to the co-remarketing agent. The Remarketing Agent, any successors to the Remarketing Agent and any co-remarketing agent shall be members of the National Association of Securities Dealers, Inc. having a capitalization acceptable to the Representative and authorized by laws to perform all the duties imposed upon them hereunder, under the Sale and Servicing Agreement and under the Interest Rate Services Agreement. The Remarketing Agent may at any time resign and be discharged of the duties and obligations created by the Sale and Servicing Agreement and the Interest Rate Services Agreement by giving at least sixty (60) days' written notice to the Representative and the Indenture Trustee. The Remarketing Agent may be removed upon at least sixty (60) days' written notice to the Remarketing Agent, at the direction of the Representative and with the prior written consent of the Indenture Trustee, by an instrument signed by the Representative and filed with the Remarketing Agent, the Indenture Trustee. Notwithstanding the foregoing, no resignation or removal of the Remarketing Agent shall be effective unless and until a successor shall have been appointed; provided that such resignation by the Remarketing Agent shall be effective upon such sixty (60) days' written notice whether or not a successor has been appointed if and when the Remarketing Agent reasonably determines that any one of the following shall obtain: (i) the Representative is not diligently pursuing the appointment of a successor Remarketing Agent at the level of compensation then generally paid in the marketplace for the services to be performed by the successor Remarketing Agent, (ii) events have occurred which materially adversely affect the Remarketing Agent's ability to fulfill its duties as Remarketing Agent, including the elimination of the Remarketing Agent's capacity to fulfill the duties of the Remarketing Agent or a determination by counsel to the Remarketing Agent that continuation of performance as such hereunder would be contrary to law or would expose the Remarketing Agent to material risk of illegality, (iii) the Sale and Servicing Agreement has been amended, modified or terminated in such manner as would affect the Remarketing Agent or its duties without the consent of the Remarketing Agent, or (iv) any condition to performance by the Remarketing Agent hereunder shall not be satisfied. Any subsequent Remarketing Agent shall be selected by the Representative, with notice to the Indenture Trustee, provided, however, that, with the Representative's consent, the co-remarketing agent (or one of them, at the Representative's discretion) shall become the Remarketing Agent automatically if the Remarketing Agent ceases to act as Remarketing Agent for any reason.

          In the event of the resignation or removal of the Remarketing Agent, the Remarketing Agent shall pay over, assign and deliver the Auction Rate Notes held by it in such capacity to its successor. In the event that the Representative shall fail to appoint a Remarketing Agent hereunder, the Indenture Trustee may do so.

          SECTION 1.2. CHANGES IN AUCTION TERMS.

          SECTION 1.2.1. CHANGES IN THE AUCTION DATE.

          The Remarketing Agent, at the written direction of the Representative, may specify an earlier Auction Date (but in no event more than five Business Days earlier) than the Auction Date that would otherwise be determined in accordance with the definition of "Auction Date" with respect to one or more specified Auction Periods in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an Auction Date and the interest rate borne on the Auction Rate Notes. The Representative will not consent to such change in the Auction Date unless the Representative will have received from the Remarketing Agent not less than three days nor more than 20 days prior to the effective date of such change a written request for consent together with a certificate demonstrating the need for change in reliance on such factors. The Remarketing Agent will provide notice of its determination to specify an earlier Auction Date for one or more Auction Periods by means of a written notice delivered at least 10 days prior to the proposed changed Auction Date to the Indenture Trustee, the Remarketing Agent and the Representative.

          The changes in Auction terms described above may be made with respect to the Auction Rate Notes. In connection with any change in Auction Terms described above, the Remarketing Agent is to provide such further notice to such parties as is specified in the Interest Rate Services Agreement.

                                                               EXHIBIT A

                                Schedule of Loans

                              [Provided to Trustee]

                                                                   EXHIBIT B

                           [FORM OF CLASS _____ NOTE]
REGISTERED                                                 $_________________

NO. 1
                       SEE REVERSE FOR CERTAIN DEFINITIONS

                            CUSIP NO. ______________

          UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

          SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS NOTE REPRESENTS AN INTEREST IN A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

               THE MONEY STORE BUSINESS LOAN BACKED TRUST 1999-1,

              SERIES 1999-1, CLASS _____ BUSINESS LOAN BACKED NOTES

          The Money Store Business Loan Backed Trust 1999-1, a business trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of ____________________ DOLLARS payable on each Remittance Date in an amount equal to the result obtained by multiplying
(i) a fraction the numerator of which is $________________ and the denominator of which is $______________ by (ii) the aggregate amount, if any, payable from the applicable Note Distribution Account in respect of principal on the Class _____ Notes pursuant to Section 3.1 of the Indenture; provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the earlier of _____________ (the "Class _____ Final Maturity Date") and the Redemption Date, if any, pursuant to Section 10.1(a) (i) or (ii) or Section 10.1(b) of the Indenture. The Issuer will pay interest on this Note at a variable interest rate equal to Class _____ Remittance Rate as set forth in the Indenture (the "Remittance Rate") on each Remittance Date commencing in July 1998 until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Remittance Date (after giving effect to all payments of principal made on the preceding Remittance Date). Interest will be computed on the basis of a 360-day year consisting of the actual number of days elapsed since interest was last paid or, in the case of the first Remittance Date, from the Closing Date. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

          [Distributions of interest and principal on the Class BS Notes are subordinated in priority of payment to distributions of interest and principal on the Class AS Notes, Class MS-1 and Class MS-2 Notes; distributions of interest and principal on the Class MS-2 Notes are subordinated in priority of payment to distributions of interest and principal on the Class AS Notes and the Class MS-1 Notes; and distributions of interest and principal on the Class MS-1 Notes are subordinated in priority of payment to distributions of interest and principal on the Class AS Notes, each as described in the Sale and Servicing Agreement.]

          [Distributions of interest and principal on the Class BN Notes are subordinated in priority of payment to distributions of interest and principal on the Class AN Notes and the Class MN Notes; and distributions of interest and principal on the Class MN Notes are subordinated in priority of payment to distributions of interest and principal on the Class AN Notes, each as described in the Sale and Servicing Agreement.]

          Distributions of principal of this Note will made in the manner described in the Sale and Servicing Agreement until the principal balance of this Note is reduced to zero.

          The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

          Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer as of the date set forth below.

Date: June 29, 1999          THE MONEY STORE BUSINESS LOAN BACKED
                             TRUST 1999-1,

                             By:  CHASE MANHATTAN BANK DELAWARE,
                                  not in its individual capacity but solely as
                                  Owner Trustee under the Trust Agreement,


                                  By:
                                      -----------------------
                                       Authorized Signatory

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Class _____ Business Loan Backed Notes of The Money Store Business Loan Backed Trust 1999-1 designated above and referred to in the within-mentioned Indenture.

Date: June 29, 1999          HSBC BANK USA
                             not in its individual capacity
                             but solely as Indenture Trustee,


                             By:
                                ------------------------------
                                   Authorized Signatory

                                [REVERSE OF NOTE]

          This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Class _____ Notes (herein called the "Class _____ Notes"), all issued under an Indenture dated as of May 31, 1999 (such indenture, as supplemented or amended, is herein called the "Indenture"), between the Issuer and HSBC Bank USA, as Indenture Trustee (the "Indenture Trustee", which term includes any successor Indenture Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes. The Notes are subject to all terms of the Indenture. All terms used in this Note that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so supplemented or amended.

          The Notes of each Class are and will be secured by the collateral pledged as security therefor as provided in the Indenture.

          Principal of the Class _____ Notes will be payable on each Remittance Date in an amount described on the face hereof. "Remittance Date" means the fifteenth day of each month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing July 1999.

          As described above, the entire unpaid principal amount of this Note shall be due and payable on the earlier of the Class _____ Final Maturity Date and the Redemption Date, if any, pursuant to Section 10.1(a) or Section 10.1(b) of the Indenture. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders of the Notes representing not less than a majority of the Outstanding Amount of the Notes have declared the Notes to be immediately due and payable in the manner provided in Section 5.2 of the Indenture. All principal payments on the Class ______ Notes shall be made pro rata to the Class _______ Noteholders entitled thereto.

          Payments of interest on this Note due and payable on each Remittance Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Remittance Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Remittance Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Holder hereof as of the Record Date preceding such Remittance Date by notice mailed prior to such Remittance Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee's principal Corporate Trust Office or at the office of the Indenture Trustee's agent appointed for such purposes located in the City of New York.

          The Issuer shall pay interest on overdue installments of interest at the Class _____ Remittance Rate to the extent lawful.

          As provided in the Indenture, the Notes may be redeemed in whole, but not in part, at the option of the Representative, on any Remittance Date on or after the date on which the Pool Balance is less than five percent of the Original Pool Principal Balances.

          As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, (i) duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or his attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar which requirements include membership or participation in Securities Transfer Agents Medallion Program ("Stamp") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, Stamp, all in accordance with the Exchange Act, and (ii) accompanied by such other documents as the Indenture Trustee may require, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

          Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Representative, the Servicer, the holder of the Special Interests, the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Representative, the Servicer, the holder of the Special Interests, the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Representative, the Servicer, the holder of the Special Interests, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Representative, the Servicer, the holder of the Special Interests, the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

          Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note covenants and agrees that by accepting the benefits of the Indenture that such Noteholder will not at any time institute against the Representative, the holder of the Special Interests or the Issuer, or join in any institution against the Representative, the holder of the Special Interests or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Basic Documents.

          Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee, and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Holders of Notes representing a majority of the Outstanding Amount of all Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Amount of the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one of more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

          The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

          The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

          The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

          This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency herein prescribed.

          Anything herein to the contrary notwithstanding, except as expressly provided in the Indenture or the Basic Documents, neither the Owner Trustee in its individual capacity, HSBC Bank USA in its individual capacity, any owner of a beneficial interest in the Issuer, nor any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note or the Indenture, it being expressly understood that said covenants, obligations and indemnifications of the Issuer have been made for the sole purposes of binding the assets of the Issuer. The Holder of this Note by the acceptance hereof agrees that except as expressly provided in the Indenture or the Basic Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

                                   ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

 FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________
     (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints _____________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.


Dated:                                                      3
      -------------------            -----------------------


-------------------
3 NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

                                                           EXHIBIT C

                              Custodial Agreement

               See Exhibit I to the Sale and Servicing Agreement.